Exhibit 4(f)

================================================================================

                             UNITED STATES STEEL LLC

                                       and

                      UNITED STATES STEEL FINANCING CORP.,

                                     Issuers

                                       and

                                USX CORPORATION,

                                    Guarantor

                     10 3/4% Senior Notes due August 1, 2008

                              =====================

                                    INDENTURE

                            Dated as of July 27, 2001

                              =====================

                              The Bank of New York,

                                     Trustee

================================================================================

                                TABLE OF CONTENTS

                                                                                  Page
ARTICLE I DEFINITIONS AND INCORPORATION BY REFERENCE................................1
 SECTION 1.1. Definitions...........................................................1
 SECTION 1.2. Other Definitions....................................................28
 SECTION 1.3. Incorporation by Reference of Trust Indenture Act....................29
 SECTION 1.4. Rules of Construction................................................29
 SECTION 1.5. One Class of Notes...................................................30

ARTICLE II THE NOTES...............................................................30
 SECTION 2.1. Form and Dating......................................................30
 SECTION 2.2. Execution and Authentication.........................................31
 SECTION 2.3. Registrar and Paying Agent...........................................31
 SECTION 2.4. Paying Agent to Hold Money in Trust..................................32
 SECTION 2.5. Noteholder Lists.....................................................32
 SECTION 2.6. Transfer and Exchange................................................32
 SECTION 2.7. Replacement Notes....................................................44
 SECTION 2.8. Outstanding Notes....................................................45
 SECTION 2.9. Treasury Notes.......................................................45
 SECTION 2.10. Temporary Notes.....................................................45
 SECTION 2.11. Cancellation........................................................46
 SECTION 2.12. Defaulted Interest..................................................46
 SECTION 2.13. CUSIP Numbers.......................................................46

ARTICLE III REDEMPTION.............................................................46
 SECTION 3.1. Notices to Trustee...................................................46
 SECTION 3.2. Selection of Notes to Be Redeemed....................................47
 SECTION 3.3. Notice of Redemption.................................................47
 SECTION 3.4. Effect of Notice of Redemption.......................................48
 SECTION 3.5. Deposit of Redemption Price..........................................48
 SECTION 3.6. Notes Redeemed in Part...............................................48
 SECTION 3.7. Optional Redemption..................................................48
 SECTION 3.8. Mandatory Redemption.................................................49

ARTICLE IV COVENANTS...............................................................50
 SECTION 4.1. Payment of Notes.....................................................50
 SECTION 4.2. Maintenance of Office or Agency......................................50
 SECTION 4.3. Corporate Existence..................................................51
 SECTION 4.4. SEC Reports..........................................................51
 SECTION 4.5. Compliance Certificate...............................................51
 SECTION 4.6. Stay, Extension and Usury Laws.......................................52
 SECTION 4.7. Payment of Taxes and Other Claims....................................52
 SECTION 4.8. Maintenance of Properties and Insurance..............................52
 SECTION 4.9. Investment Grade Rating..............................................53
 SECTION 4.10. Conditions to Separation............................................53

                                                                                  Page
 SECTION 4.11. Change of Control...................................................54
 SECTION 4.12. Limitation on Indebtedness..........................................55
 SECTION 4.13. Limitation on Restricted Payments...................................58
 SECTION 4.14. Limitation on Restrictions on Distributions from Restricted
                  Subsidiaries.....................................................61
 SECTION 4.15. Limitation on Sales of Assets and Subsidiary Stock..................62
 SECTION 4.16. Limitation on Affiliate Transactions................................64
 SECTION 4.17. Limitation on the Sale or Issuance of Capital Stock of Restricted
                  Subsidiaries.....................................................66
 SECTION 4.18. Limitation on Liens.................................................66
 SECTION 4.19. Limitation on Sale/Leaseback Transactions...........................66
 SECTION 4.20. Certain Covenants of USS Financing..................................67
 SECTION 4.21. Further Instruments and Acts........................................67

ARTICLE V SUCCESSOR COMPANY AND SUCCESSOR GUARANTOR................................67
 SECTION 5.1. When Company May Merge or Transfer Assets............................67
 SECTION 5.2. When Guarantor May Merge or Transfer Assets..........................68

ARTICLE VI DEFAULTS AND REMEDIES...................................................69
 SECTION 6.1. Events of Default....................................................69
 SECTION 6.2. Acceleration.........................................................71
 SECTION 6.3. Other Remedies.......................................................71
 SECTION 6.4. Waiver of Past Defaults..............................................72
 SECTION 6.5. Control by Majority..................................................72
 SECTION 6.6. Limitation on Suits..................................................72
 SECTION 6.7. Rights of Holders to Receive Payment.................................72
 SECTION 6.8. Collection Suit by Trustee...........................................73
 SECTION 6.9. Trustee May File Proofs of Claim.....................................73
 SECTION 6.10. Priorities..........................................................73
 SECTION 6.11. Undertaking for Costs...............................................73
 SECTION 6.12. Waiver of Stay or Extension Laws....................................74

ARTICLE VII TRUSTEE................................................................74
 SECTION 7.1. Duties of Trustee....................................................74
 SECTION 7.2. Rights of Trustee....................................................75
 SECTION 7.3. Individual Rights of Trustee.........................................76
 SECTION 7.4. Money Held in Trust..................................................76
 SECTION 7.5. Trustee's Disclaimer.................................................76
 SECTION 7.6. Notice of Defaults...................................................76
 SECTION 7.7. Reports by Trustee to Holders........................................77
 SECTION 7.8. Compensation and Indemnity...........................................77
 SECTION 7.9. Replacement of Trustee...............................................78
 SECTION 7.10. Successor Trustee by Merger.........................................78
 SECTION 7.11. Eligibility; Disqualification.......................................79
 SECTION 7.12. Preferential Collection of Claims Against Issuers...................79

ARTICLE VIII DISCHARGE OF INDENTURE; DEFEASANCE....................................79
 SECTION 8.1. Discharge of Liability on Notes; Defeasance..........................79

                                                                                  Page
 SECTION 8.2. Conditions to Defeasance.............................................80
 SECTION 8.3. Application of Trust Money...........................................81
 SECTION 8.4. Repayment to Issuers.................................................81
 SECTION 8.5. Indemnity for Government Obligations.................................81
 SECTION 8.6. Reinstatement........................................................82

ARTICLE IX AMENDMENTS..............................................................82
 SECTION 9.1. Without Consent of Holders...........................................82
 SECTION 9.2. With Consent of Holders..............................................83
 SECTION 9.3. Compliance with Trust Indenture Act..................................84
 SECTION 9.4. Revocation and Effect of Consents and Waivers........................84
 SECTION 9.5. Notation on or Exchange of Notes.....................................84
 SECTION 9.6. Trustee to Sign Amendments...........................................84
 SECTION 9.7. Payment for Consent..................................................84

ARTICLE X GUARANTEE................................................................85
 SECTION 10.1. Guarantee...........................................................85
 SECTION 10.2. Release of Guarantor................................................86

ARTICLE XI MISCELLANEOUS...........................................................86
 SECTION 11.1. Trust Indenture Act Controls........................................86
 SECTION 11.2. Notices.............................................................86
 SECTION 11.3. Communication by Holders with Other Holders.........................87
 SECTION 11.4. Certificate and Opinion as to Conditions Precedent..................87
 SECTION 11.5. Statements Required in Certificate or Opinion.......................87
 SECTION 11.6. When Notes Disregarded..............................................88
 SECTION 11.7. Rules by Trustee, Paying Agent and Registrar........................88
 SECTION 11.8. Legal Holidays......................................................88
 SECTION 11.9. GOVERNING LAW.......................................................88
 SECTION 11.10. No Recourse Against Others.........................................88
 SECTION 11.11. Successors.........................................................88
 SECTION 11.12. Multiple Originals.................................................89
 SECTION 11.13. Qualification of Indenture.........................................89
 SECTION 11.14. Table of Contents; Cross-Reference Sheet; Headings.................89
 SECTION 11.15. Severability.......................................................89

Exhibit A -  Form of Note
Exhibit B -  Form of Certificate of Transfer
Exhibit C -  Form of Certificate of Exchange

                             CROSS-REFERENCE TABLE*

Trust Indenture Act Section                                   Indenture Section

310(a)(1).............................................................7.9, 7.10
   (a)(2)..................................................................N.A.
   (a)(3)..................................................................N.A.
   (a)(4)..................................................................N.A.
   (a)(5)..................................................................N.A.
   (b).....................................................................7.10
   (b)(1)..................................................................7.10
   (c).....................................................................N.A.
311(a).....................................................................7.11
   (b).....................................................................7.11
   (c).....................................................................N.A.
312(a).....................................................................N.A.
   (b).....................................................................11.3
   (c).....................................................................11.3
313(a)......................................................................7.6
   (b)......................................................................7.6
   (b)(1)..................................................................N.A.
   (b)(2)..................................................................N.A.
   (c).....................................................................N.A.
   (d).....................................................................N.A.
314(a)(1)..................................................................N.A.
   (a)(2)..................................................................N.A.
   (a)(3)..................................................................N.A.
   (a)(4)..................................................................4.5.
   (b).....................................................................N.A.
   (c)(1)..................................................................N.A.
   (c)(2)..................................................................N.A.
   (c)(3)..................................................................N.A.
   (e).....................................................................N.A.
   (f).....................................................................N.A.
315(a).....................................................................N.A.
   (b).....................................................................N.A.
   (c).....................................................................N.A.
   (d).....................................................................N.A.
   (e).....................................................................N.A.
316(a).....................................................................N.A.
   (a)(1)..................................................................N.A.
   (a)(2)..................................................................N.A.
   (b).....................................................................N.A.
   (c).....................................................................N.A.
317(a)(1)..................................................................N.A.
   (a)(2)..................................................................N.A.
   (b).....................................................................N.A.
318(a).....................................................................N.A.
   (b).....................................................................N.A.
   (c).....................................................................N.A.

N.A. means not applicable.
*This Cross-Reference Table is not part of the Indenture.

          INDENTURE, dated as of July 27, 2001, among United States Steel LLC, a Delaware limited liability company (the "Company"), United States Steel Financing Corp., a Delaware corporation ("USS Financing", and together with the Company, the "Issuers"), USX Corporation, a Delaware corporation (the "Guarantor"), and The Bank of New York, a New York banking corporation, as trustee (the "Trustee").

          Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Issuers' $385,000,000 aggregate principal amount at maturity 10 3/4% Senior Notes due August 1, 2008 (the "Initial Notes") and, if and when issued in exchange for Initial Notes as provided in the Registration Rights Agreement (as defined herein), the Issuers' 10 3/4% Senior Notes due August 1, 2008 (the "Exchange Notes") and, if and when issued pursuant to a private exchange for Initial Notes, the Issuers' 10 3/4% Senior Notes due August 1, 2008 (the "Private Exchange Notes", and together with the Initial Notes, any Additional Notes (as defined herein) actually issued, and the Exchange Notes, the "Notes"):

                                   ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

          SECTION   1.1. Definitions
                         -----------

          "Additional Assets" means:

          (i)  any property, plant or equipment used in a Related Business;

          (ii) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or

          (iii)Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary;

provided, however, that any such Restricted Subsidiary described in clause (ii) or (iii) above is primarily engaged in a Related Business.

          "Additional Notes" means Notes (other than the Initial Notes and the Exchange Notes) issued under this Indenture in accordance with Section 2.1 hereof.

          "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of Sections 4.13, 4.15 and 4.16 only, "Affiliate" shall also mean any beneficial owner of Capital Stock representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Capital Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

          "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

          "Asset Disposition" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a Like-Kind Exchange, an Excluded Real Property Sale or a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of:

          (i) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary);

          (ii) all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary; or

          (iii) any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary.

          For purposes of this definition, any transfer of assets of the U. S. Steel Group to the Marathon Group in accordance with the Management and Allocation Policies prior to the Separation shall be deemed to be a transfer of assets of the Company.

          Notwithstanding the foregoing, an "Asset Disposition" shall not include:

               (A) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly Owned Subsidiary;

               (B) for purposes of Section 4.15 only, (x) a disposition that constitutes a Restricted Payment under Section 4.13 or a Permitted Investment and (y) a disposition of all or substantially all the assets of the Company in accordance with Article V;

               (C) a disposition of assets if Additional Assets were acquired within one year prior to such disposition for the purpose of replacing the assets disposed of; and

               (D) a disposition of assets with a fair market value of less than $10,000,000.

          "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended); provided, however, that if such Sale/Leaseback Transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby shall be determined in accordance with the definition of "Capital Lease Obligation".

          "Attributed to the U. S. Steel Group" means attributed to the U. S. Steel Group in accordance with the Management and Accounting Policies.

          "Average Life" means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing:

          (i) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of or redemption or similar payment with respect to such Indebtedness multiplied by the amount of such payment by

          (ii) the sum of all such payments.

          "Board of Directors" means, until the Separation Date, the Board of Directors of the Guarantor or any committee thereof duly authorized to act on behalf of such Board, and after the Separation Date, the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

          "Business Day" means a day other than a Saturday, Sunday or other day on which banking institutions in New York State are authorized or required by law to close.

          "Broker-Dealer" has the meaning set forth in the Registration Rights Agreement.

          "Capital Lease Obligation" means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. For purposes of Section 4.18, a Capital Lease Obligation will be deemed to be secured by a Lien on the property being leased.

          "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including, without limitation, membership interests in limited liability companies and any Preferred Stock, but excluding any debt securities convertible into such equity.

          "Change of Control", so long as the Guarantee in Article X is in effect, means the occurrence of any of the following:

          (i) any "person" or "group" of persons shall have acquired "beneficial ownership" (within the meaning of Section 13(d) or 14(d) of the Securities and Exchange Act) of 1934 as amended, and the applicable rules and regulations thereunder), of shares of Voting Stock representing 35% or more of the Voting Power of the Guarantor;

          (ii) during any period of 25 consecutive months, commencing before or after the Issue Date, individuals who at the beginning of such 25-month period were directors of the Guarantor (together with any replacement or additional directors whose election was recommended by incumbent management of the Guarantor or who were elected by a majority of directors then in office) cease to constitute a majority of the Board of Directors of the Guarantor;

          (iii)the merger or consolidation of the Guarantor with or into another Person or the merger of another Person with or into the Guarantor, or the sale of all or substantially all the assets of the Guarantor (determined on a consolidated basis) to another Person, other than a merger or consolidation transaction in which holders of securities that represented 100% of the Voting Stock of the Guarantor immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own directly or indirectly at least a majority of the voting power of the Voting Stock of the surviving Person in such merger or consolidation transaction immediately after such transaction and in substantially the same proportion as before the transaction; or

          (iv) the disposition, transfer or sale of the interests held in United States Steel LLC by the Guarantor, except in accordance with the Separation consummated in compliance with Section 4.10;

provided, however, that in no event shall the Separation, as described in the Offering Circular, or any transfer or reorganization in connection therewith, be deemed to be a Change of Control for the purposes of this covenant.

The following definition of Change of Control shall be effective following the Separation Date:

          (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (1) such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Company;

          (ii) individuals who on the Separation Date constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the company as approved by a vote of 66 BETA% of the directors of the Company then still in office who were either directors on the Separation Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office;

          (iii)the adoption of a plan relating to the liquidation or dissolution of the Company; or

          (iv) the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale of all or substantially all the assets of the Company (determined on a consolidated basis) to another Person, other than a merger or consolidation transaction in which holders of securities that represented 100% of the Voting Stock of the Company immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own directly or indirectly at least a majority of the voting power of the Voting Stock of the surviving Person in such merger or consolidation transaction immediately after such transaction and in substantially the same proportion as before the transaction.

          "Clearstream" means Clearstream Banking, S.A.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Company" means United States Steel LLC, a Delaware limited liability company, until a successor replaces it in accordance with the applicable provisions of this Indenture, and thereafter, means such successor.

          "Consolidated Coverage Ratio" as of any date of determination means the ratio of (x) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters for which financial results are publicly available to (y) Consolidated Interest Expense for such four fiscal quarters; provided, however, that:

          (i) if the Company or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period;

          (ii) if the Company or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) on the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio, EBITDA and Consolidated Interest Expense for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period and as if the Company or such Restricted Subsidiary has not earned the interest income actually earned during such period in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness;

          (iii)if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition, EBITDA for such period shall be reduced by an amount equal to EBITDA (if positive) directly attributable to the assets which are the subject of such Asset

               Disposition for such period, or increased by an amount equal to EBITDA (if negative), directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

          (iv) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any person which becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction requiring a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period; and

          (v) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (iii) or (iv) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company. For purposes of this definition, any assets, properties, Indebtedness or other liabilities or obligations that are Attributed to the U. S. Steel Group prior to the Separation are deemed to be assets, properties, Indebtedness, liabilities or obligations of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months).

          "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries (prior to the Separation, as

Attributed to the U. S. Steel Group) plus, to the extent not included in such total interest expense, and to the extent incurred by the Company or its Restricted Subsidiaries, without duplication:

          (i) interest expense attributable to capital leases and the interest expense attributable to leases constituting part of a Sale/Leaseback Transaction;

          (ii) amortization of debt discount and debt issuance cost;

          (iii)capitalized interest;

          (iv) non-cash interest expenses;

          (v) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing;

          (vi) net payments pursuant to Hedging Obligations in respect of Indebtedness;

          (vii)Preferred Stock dividends in respect of all Preferred Stock held by Persons other than the Company or a Wholly Owned Subsidiary (other than dividends payable solely in Capital Stock (other than Disqualified Stock) of the issuer of such Preferred Stock);

          (viii)interest incurred in connection with Investments in discontinued operations;

          (ix) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by (or secured by the assets of) the Company or any Restricted Subsidiary; and

          (x) the cash contributions to any employee stock ownership plan or similar trust to the extent the proceeds of such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust in each case for such period and, prior to Separation, as such amounts are Attributed to the U. S. Steel Group.

          "Consolidated Net Income" means, for any period, the net income of the Company and its consolidated Restricted Subsidiaries determined in accordance of GAAP (prior to the Separation, as Attributed to U. S. Steel Group); provided, however, that there shall not be included in such Consolidated Net Income:

          (i) any net income of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that:

               (A) subject to the exclusion contained in clause (iv) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (iii) below); and

               (B) the Company's equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income;

          (ii) any net income (or loss) of any Person acquired by the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition;

          (iii) any net income of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that:

               (A) subject to the exclusion contained in clause (iv) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause); and

               (B) the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

          (iv) any gain (but not loss) realized upon the sale or other disposition of any assets of the Company, its consolidated Subsidiaries or any other Person (including pursuant to any sale-and-leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any gain (but not loss) realized upon the sale or other disposition of any Capital Stock of any Person;

          (v)  extraordinary gains or losses; and

          (vi) the cumulative effect of a change in accounting principles in each case for such period and, prior to Separation, as such amounts are Attributed to the U.S. Steel Group. Notwithstanding the foregoing, for the purposes of Section 4.13 only, there shall be excluded from Consolidated Net Income any repurchases, repayments or redemptions of Investments, proceeds realized on the sale of Investments or return of capital to the Company or a Restricted Subsidiary to the extent such repurchases, repayments, redemptions, proceeds or returns increase the amount of Restricted Payments permitted under such covenant pursuant to clause (a)(3)(D) thereof.

          "Consolidated Net Worth" means the total of the amounts shown on the balance sheet of the Company and its consolidated Subsidiaries (or, prior to the Separation, of the U. S. Steel Group), determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter of the Company ending at least 45 days prior to the taking of any action for the purpose of which the determination is being made, as the sum of:

          (i) the par or stated value of all outstanding Capital Stock of the Company plus

          (ii) paid-in capital or capital surplus relating to such Capital Stock plus

          (iii)any retained earnings or earned surplus (or, prior to the Separation, the amount shown as "USX's net investment" instead of the sum of clauses (i), (ii) and (iii))

less (A) any accumulated deficit and (B) any amounts attributable to Disqualified Stock.

          "Corporate Trust Office of the Trustee" means the address of the Trustee specified in Section 11.2 hereof or such other address as to which the Trustee may give notice to the Issuers.

          "Credit Facility" means any senior credit facility to be entered into by and among one or more of the Company and certain of its Foreign Restricted Subsidiaries and the lenders referred to therein, together with the related documents thereto (including the revolving loans thereunder, any guarantees and security documents), as amended, extended, renewed, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any agreement (and related document) governing Indebtedness incurred to Refinance, in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under such Credit Facility or a successor Credit Facility, whether by the same or any other lender or group of lenders.

          "Currency Agreement" means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement designed to protect such Person against fluctuations in currency values.

          "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

          "Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.6 hereof in the form of Exhibit A hereto, except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

          "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.3 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

          "Directors" means, until the Separation Date, the persons who are members of the Board of Directors of USX Corporation, and after the Separation Date, the persons who are members of the Board of Directors of the Company.

          "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event:

          (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

          (ii) is convertible or exchangeable at the option of the holder for Indebtedness or Disqualified Stock; or

          (iii) is mandatorily redeemable or must be purchased upon the occurrence of certain events or otherwise, in whole or in part;

in each case on or prior to the first anniversary of the Stated Maturity of any series of Notes then outstanding; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the first anniversary of the Stated Maturity of any series of Notes then outstanding shall not constitute Disqualified Stock if:

          (i) the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the terms applicable to the Notes and described under Sections 4.11 and 4.15; and

          (ii) any such requirement only becomes operative after compliance with such terms applicable to the Notes, including the purchase of any Notes tendered pursuant thereto.

The amount of any Disqualified Stock that does not have a fixed redemption, repayment or repurchase price will be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were redeemed, repaid or repurchased on any date on which the amount of such Disqualified Stock is to be determined pursuant to the Indenture; provided, however, that if such Disqualified Stock could not be required to be redeemed, repaid or repurchased at the time of such determination, the redemption, repayment or repurchase price will be the book value of such Disqualified Stock as reflected in the most recent financial statements of such Person.

          "Distribution Compliance Period" means the 40-day period commencing on the date Notes are first issued under this Indenture.

          "EBITDA" for any period means the sum of Consolidated Net Income (but without giving effect to any gains or losses from Asset Dispositions), minus noncash net pension credits to the extent included in calculating such Consolidated Net Income and plus the following to the extent deducted in calculating such Consolidated Net Income:

          (i) all income tax expense of the Company and its consolidated Restricted Subsidiaries;

          (ii) Consolidated Interest Expense;

          (iii)depreciation, depletion and amortization expense of the Company and its consolidated Restricted Subsidiaries (excluding amortization expense attributable to a prepaid operating activity item that was paid in cash in a prior period);

          (iv) all other non-cash charges of the Company and its consolidated Restricted Subsidiaries (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period); and

          (v) net periodic benefit cost recorded for postretirement benefits other than pensions, to the extent such cost exceeds (x) payments made by the Company for such benefits that are not reimbursed by plan assets and (y) any funding by the Company to the VEBA trust in each case for such period and, prior to the Separation, as such amounts are Attributed to the U. S. Steel Group. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and non-cash charges of, a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders.

          "Euroclear" means Euroclear Bank S.A./N.V., as operator of the Euroclear system.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Exchange Notes" means the debt securities of the Company issued pursuant to the Indenture in exchange for, and in an aggregate principal amount at maturity equal to, the Initial Notes, in compliance with the terms of the Registration Rights Agreement.

          "Exchange Offer" has the meaning set forth in the Registration Rights Agreement.

          "Exchange Offer Registration Statement" has the meaning set forth in the Registration Rights Agreement.

          "Excluded Real Property Sales" means sales of real property by installment either: (a) in the ordinary course of the business of the Company or a Restricted Subsidiary or (b) of real property that has not been used by the Company or a Restricted Subsidiary in the production of steel or steel products at any time within 90 days prior to the date of sale.

          "Financial Matters Agreement" means the financial matters agreement to be entered into by USX Corporation and the Company in connection with the Separation, as described in the Offering Circular.

          "Financing Entity" means any Wholly Owned Subsidiary formed solely for the purpose of effecting a receivables or inventory financing program so long as such entity has no obligations that are either Guaranteed by, or recourse to, any other Restricted Subsidiary.

          "Foreign Restricted Subsidiary" means any Restricted Subsidiary of the Company that is organized in a jurisdiction outside the United States of America.

          "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in (i) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants; (ii) statements and pronouncements of the Financial Accounting Standards Board; (iii) such other statements by such other entity as approved by a significant segment of the accounting profession; and (iv) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

          "Global Notes" means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes.

          "Global Note Legend" means the legend set forth in Section 2.6(g)(ii), which is required to be placed on all Global Notes issued under this Indenture.

          "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

          (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) but shall not include take-or-pay arrangements or other agreements to purchase goods or services that are not entered into for the purpose of purchasing or paying such Indebtedness of such Person; or

          (ii) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning. The term "Guarantor" shall mean any Person Guaranteeing any obligation.

          "Guarantor" means USX Corporation or any successor thereto, so long as the Guarantee of the Notes is in effect.

          "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

          "Holder" or "Noteholder" means the Person in whose name a Note is registered on the Registrar's books.

          "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Restricted Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning. Solely for purposes of determining compliance with Section 4.12, amortization of debt discount or the accretion of principal with respect to a non-interest bearing or other discount security and (2) the payment of regularly scheduled interest in the form of additional Indebtedness of the same instrument or the payment of regularly scheduled dividends on Capital Stock in the form of additional Capital Stock of the same clause and with the same terms will not be deemed to be the Incurrence of Indebtedness. For purposes of this definition, the Company (i) shall be deemed to Incur any Indebtedness of other Persons of the type referred to in clause (vi) of the definition of "Indebtedness" at such time it becomes responsible or liable, directly or indirectly, for its payment pursuant to the terms of the Financial Matters Agreement and (ii) shall not be deemed to Incur any Indebtedness for which it is indemnified by Marathon Oil Corporation pursuant to the terms of the Financial Matters Agreement at the time that such Indebtedness is deemed to become Indebtedness of the Company as a result of Marathon Oil Corporation no longer having an Investment Grade Rating from both Rating Agencies.

          "Indebtedness" means, with respect to any Person on any date of determination (without duplication):

          (i) the principal in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, including, in each case, any premium on such indebtedness to the extent such premium has become due and payable;

          (ii) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/Leaseback Transactions entered into by such Person;

          (iii)all Purchase Money Indebtedness of such Person;

          (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (i) through (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following payment on the letter of credit);

          (v) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock of such Person or, with respect to any Preferred Stock of any Subsidiary of such Person, the principal amount of such Preferred Stock to be determined in accordance with the Indenture (but excluding, in each case, any accrued dividends);

          (vi) all obligations of the type referred to in clauses (i) through
               (v) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee or pursuant to the terms of the Financial Matters Agreement;

          (vii)all obligations of the type referred to in clauses (i) through
               (vi) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured;

          (viii)to the extent not otherwise included in this definition, any financing of accounts receivable or inventory of such Person; and

          (ix) to the extent not otherwise included in this definition, Hedging Obligations of such Person.

          Notwithstanding the foregoing, in connection with the purchase by the Company or any Restricted Subsidiary of any business, the term "Indebtedness" will exclude post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 30 days thereafter (or, in the case of the acquisition of USSK, when due).

          Notwithstanding the foregoing, the term "Indebtedness" will exclude
(x) any indebtedness for which Marathon Oil Corporation indemnifies the Company pursuant to the terms of the Financial Matters Agreement, so long as such indebtedness (i) has not been Refinanced and (ii) Marathon Oil Corporation has an Investment Grade Rating from both of the Rating Agencies and (y) Industrial Revenue Bond Obligations to the extent the Company (i) has delivered to the holders of such obligations an irrevocable notice of redemption or directed delivery of such a notice and (ii) has set aside cash or U.S. Government Obligations, pursuant to a defeasance mechanism or otherwise, sufficient to redeem such obligations.

          The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date; provided, however, that in the case of Indebtedness sold at a discount, the amount of such Indebtedness at any time will be the accreted value thereof at such time.

          "Indenture" means this Indenture, as amended or supplemented from time to time.

          "Independent Qualified Party" means an investment banking firm, accounting firm or appraisal firm of national standing; provided, however, that such firm is not an Affiliate of the Company.

          "Indirect Participant" means a Person who holds a beneficial interest in a Global Note through a Participant.

          "Industrial Revenue Bond Obligations" means an obligation to a state or local government unit that secures the payment of bonds issued by a state or local government unit or any obligation under the Financial Matters Agreement relating to Industrial Revenue Bond Obligations or any Indebtedness incurred to Refinance, in whole or in part, such obligations.

          "Interest Rate Agreement" means in respect of a Person any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed to protect such Person against fluctuations in interest rates.

          "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extension of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. Except as otherwise provided for herein, the amount of an Investment shall be its fair value at the time the Investment is made and without giving effect to subsequent changes in value. Prior to the Separation, any Investment made by another Person that is Attributed to the U.S. Steel Group shall be deemed to be made by the Company.

          For purposes of the definition of "Unrestricted Subsidiary", the definition of "Restricted Payment" and Section 4.13:

          (i) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary equal to an amount (if positive) equal to
               (A) the Company's "Investment" in such Subsidiary at the time of such redesignation less (B) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

          (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

          "Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's Investor Service, Inc. and BBB- (or the equivalent) by Standard & Poor's Rating Group, Inc.

          "Issue Date" means the date on which the Notes are originally issued.

          "Legal Holiday" has the meaning ascribed in Section 11.8.

          "Letter of Transmittal" means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

          "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

          "Like-Kind Exchange" means the disposition of property in exchange for similar property or for cash proceeds where the proceeds are deposited in a trust and employed to acquire similar property in a transaction qualifying as a like-kind exchange pursuant to Section 1031 of the Internal Revenue Code of 1986 (or any successor provision).

          "Management and Allocation Policies" means the policies and procedures adopted by the board of directors of USX Corporation or otherwise used by USX Corporation for the purpose of preparing financial statements of the U. S. Steel Group.

          "Marathon Group" means the Marathon Group of USX Corporation, as defined in the Certificate of Incorporation of USX Corporation.

          "Net Available Cash" from an Asset Disposition means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other noncash form), in each case net of:

          (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Disposition;

          (ii) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition;

          (iii)all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries as a result of such Asset Disposition; and

          (iv) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition.

          "Net Cash Proceeds", with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

          "Obligations" means with respect to any Indebtedness all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, and other amounts payable pursuant to the documentation governing such Indebtedness.

          "Offering Circular" means the final offering circular of the Issuers relating to the offering of the Notes.

          "Officer" means the Chairman of the Board, the President, the Chief Executive Officer, any Vice President, the Chief Financial Officer, the Treasurer or the Secretary of the Company and USS Financing, as applicable.

          "Officers' Certificate" means a certificate that meets the requirements of Section 11.5 signed by any Officer of each of the Company and USS Financing, as applicable.

          "Opinion of Counsel" means a written opinion that meets the requirements of Section 11.5 from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuers.

          "Parent" means until the Separation Date, USX Corporation.

          "Participant" means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to The Depository Trust Company, shall include Euroclear and Clearstream).

          "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in:

          (i) the Company, a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Related Business;

          (ii) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that such Person's primary business is a Related Business;

          (iii)cash and Temporary Cash Investments;

          (iv) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

          (v) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

          (vi) loans or advances to employees made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary;

          (vii)stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments;

          (viii)any Person to the extent such Investment represents the non-cash portion of the consideration received for an Asset Disposition as permitted in Section 4.15;

          (ix) any Person where such Investment was acquired by the Company or any of its Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (b) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

          (x) loans or advances to USS/POSCO Industries for repairs of damages and business interruption caused by the fire that occurred on May 31, 2001 in an amount not to exceed $25 million; provided that to the extent such amounts are not repaid with the proceeds of insurance on or before June 30, 2003, such amounts will be included as a Restricted Payment in the calculation of Restricted Payments; and

          (xi) so long as no Default has occurred and is continuing, an Unrestricted Subsidiary the assets of which shall primarily be located outside the United States of America, which Investment is made on or prior to December 31, 2003 and does not exceed $50 million; provided that such Unrestricted Subsidiary shall be treated as a Restricted Subsidiary as of the first date the Board of Directors would be permitted to designate it as such under the definition of "Unrestricted Subsidiary".

          "Permitted Liens" means, with respect to any Person:

          (i) pledges or deposits by such Person under worker's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

          (ii) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review and Liens arising solely by virtue of any statutory or common law provision relating to banker's Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided, however, that (A) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the Federal Reserve Board and (B) such deposit account is not intended by the Company or any Restricted Subsidiary to provide collateral to DTC;

          (iii)Liens for property taxes not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings;

          (iv) Liens in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness;

          (v) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

          (vi) Liens securing Indebtedness Incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property, plant or equipment of such Person; provided, however, that the Lien may not extend to any other property owned by such Person or any of its Restricted Subsidiaries at the time the Lien is Incurred (other than assets and property affixed or appurtenant thereto), and the Indebtedness (other than any interest thereon) secured by the Lien may not be Incurred more than 180 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien;

          (vii) Liens existing on the Issue Date;

          (viii)Liens on property or shares of Capital Stock of another Person at the time such other Person becomes a Subsidiary of such Person; provided, however, that the Liens may not extend to any other property owned by such Person or any of its Restricted Subsidiaries (other than assets and property affixed or appurtenant thereto);

          (ix) Liens on the inventory or accounts receivable of the Company or any Restricted Subsidiary securing Indebtedness permitted under the provisions described in clause (b)(i) under Section 4.12;

          (x) Liens securing industrial revenue or pollution control bonds issued by the Company, or prior to the Separation, by the USX Corporation; provided, however, that such Liens relate solely to the project being financed and are removed within 90 days following completion of the project being financed;

          (xi) Liens on property at the time such Person or any of its Subsidiaries acquires the property, including any acquisition by means of a merger or consolidation with or into such Person or a Subsidiary of such Person; provided, however, that the Liens may not extend to any other property owned by such Person or any of its Restricted Subsidiaries (other than assets and property affixed or appurtenant thereto);

          (xii)Liens securing Indebtedness or other obligations of a Subsidiary of such Person owing to such Person or a wholly owned Subsidiary of such Person;

         (xiii)Liens securing Hedging Obligations so long as such Hedging Obligations relate to Indebtedness that is, and is permitted to be under the Indenture, secured by a Lien on the same property securing such Hedging Obligations;

         (xiv) Liens to secure any Refinancing (or successive Refinancings) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clause (vi), (viii), (ix) or (x); provided, however, that:

               (A) such new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and

               (B) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (x) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clause (vi),
                    (viii), (ix) or (x) at the time the original Lien became a Permitted Lien and (y) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement; and

          (xv) Liens on assets subject to a Sale/Leaseback Transaction securing Attributable Debt permitted to be Incurred under Section 4.12.

Notwithstanding the foregoing, "Permitted Liens" will not include any Lien described in clauses (vi), (ix) or (x) above to the extent such Lien applies to any Additional Assets acquired directly or indirectly from Net Available Cash under Section 4.15.

          "Person" means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

          "Plan of Reorganization" means the Agreement and Plan of Reorganization to be entered into among USX Corporation, the Company and certain subsidiaries in connection with the Separation, as described in the Offering Circular.

          "Preferred Stock", as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

          "Principal" of a Note means the principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.

          "Private Exchange" means the offer by the Issuers, pursuant to the Registration Rights Agreement, to the Initial Purchasers to issue and deliver to each Initial Purchaser, in exchange for the Initial Notes held by the Initial Purchaser as part of its initial distribution, a like aggregate principal amount at maturity of Private Exchange Notes.

          "Private Exchange Notes" means the 10 3/4% Senior Notes due August 1, 2008, if any, to be issued pursuant to this Indenture to the Initial Purchasers in a Private Exchange.

          "Private Placement Legend" means the legend set forth in Section 2.6(g)(i)(A) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

          "Public Equity Offering" means an underwritten primary public offering of common stock of the Company pursuant to an effective registration statement under the Securities Act.

          "Purchase Money Indebtedness" means Indebtedness Incurred or assumed as the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property).

          "Rating Agency" means Standard & Poor's Ratings Group, Inc. and Moody's Investors Service, Inc. or if Standard & Poor's Ratings Group, Inc. or Moody's Investors Service, Inc. or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company (as certified by a resolution of the Board of Directors) which shall be substituted for Standard & Poor's Ratings Group, Inc. or Moody's Investors Service, Inc. or both, as the case may be.

          "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, purchase, defease or retire, or to issue other Indebtedness in exchange or replacement for, such indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

          "Refinancing Indebtedness" means Indebtedness that Refinances any Indebtedness of the Company or any Restricted Subsidiary existing on the Issue Date or Incurred in compliance with the Indenture, including Indebtedness that Refinances Refinancing Indebtedness; provided, however, that:

          (i) such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced;

          (ii) such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced; and

          (iii) such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding or committed (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced;

provided further, however, that Refinancing Indebtedness shall not include (A) Indebtedness of a Subsidiary that Refinances Indebtedness of the Company or (B) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

          "Registration Rights Agreement" means the Registration Rights Agreement among the Issuers, Credit Suisse First Boston Corporation, J.P. Morgan Securities Inc., Lehman Brothers Inc., Salomon Smith Barney Inc., BNY Capital Markets, Inc., Mellon Financial Markets, LLC, NatCity Investments, Inc., PNC Capital Markets, Inc. and Scotia Capital Inc. related to the Notes.

          "Regulation S" means Regulation S promulgated under the Securities
Act.

          "Related Business" means any business in which the Company was engaged on the Issue Date and any business related, ancillary or complementary to any business of the Company in which the Company was engaged on the Issue Date.

          "Representative" means with respect to a Person any trustee, agent or representative (if any) for an issue of Senior Indebtedness of such Person.

          "Restricted Definitive Note" means a Definitive Note bearing the Private Placement Legend.

          "Restricted Global Note" means a global Note in the form of Exhibit A attached hereto that bears the Global Note Legend and the Private Placement Legend and that is deposited with or on behalf of and registered in the name of the Depositary.

          "Rule 144" means Rule 144 promulgated under the Securities Act.

          "Rule 144A" means Rule 144A promulgated under the Securities Act.

          "Rule 903" means Rule 903 promulgated under the Securities Act.

          "Rule 904" means Rule 904 promulgated under the Securities Act.

          "Restricted Payment" with respect to any Person means:

          (i) the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such Person) or similar payment to the direct or indirect holders of its Capital Stock (other than dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and dividends or distributions payable solely to the Company or a Restricted Subsidiary, and other than pro rata dividends or other distributions made by a Subsidiary that is not a Wholly Owned Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation));

          (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company held by any Person or of any Capital Stock of a Restricted Subsidiary held by any Affiliate of the Company (other than a Restricted Subsidiary), including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of the Company that is not Disqualified Stock);

          (iii) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations of such Person (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase or other acquisition); or

          (iv) the making of any Investment (other than a Permitted Investment) in any Person;

provided, however, that prior to the Separation (x) any reduction of Indebtedness that is Attributed to the U. S. Steel Group shall be deemed not to be a Restricted Payment, (y) Capital Stock or Subordinated Obligations of the Company shall be deemed to include Capital Stock or Subordinated Obligations of any Person that is Attributed to the U. S. Steel Group (including Steel Stock, but excluding any Preferred Stock or Subordinated Obligations of other Persons outstanding as of the Issue Date) and the Company shall be deemed to make any Restricted Payment made in respect of such Capital Stock or Subordinated Obligations; provided further, however, that any purchase or other acquisition for value of common stock of the Company with (x) funds provided by the participants of the Company's dividend reinvestment plan or (y) cash dividends permitted to be paid under Section 4.13 pursuant to the Company's dividend reinvestment plan shall not, in either case, be a "Restricted Payment".

          "Restricted Subsidiary" means (i) any Subsidiary of the Company that is not an Unrestricted Subsidiary and (ii) USS Financing.

          "Sale/Leaseback Transaction" means an arrangement relating to property owned by the Company or a Restricted Subsidiary on the Issue Date or thereafter acquired by the Company or a Restricted Subsidiary whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person.

          "SEC" means the U.S. Securities and Exchange Commission.

          "Secured Indebtedness" means any Indebtedness of the Issuer secured by a Lien.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Senior Indebtedness" means with respect to any Person:

          (i) Indebtedness of such Person (including, prior to the Separation, any Indebtedness to the extent it is Attributed to the U. S. Steel Group), whether outstanding on the Issue Date or thereafter Incurred; and

          (ii) accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person whether or not post-filing interest is allowed in such proceeding) in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable (in each case including, prior to Separation, any such Indebtedness to the extent it is Attributed to the U. S. Steel Group)

unless, in the case of clauses (i) and (ii), in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are subordinate in right of payment to the Notes or the Guarantee of such Person, as the case may be; provided, however, that Senior Indebtedness shall not include:

          (i)  any obligation of such Person to any Subsidiary;

          (ii) any liability for Federal, state, local or other taxes owed or owing by such Person;

          (iii)any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities);

          (iv) any Indebtedness of such Person (and any accrued and unpaid interest in respect thereof) which is subordinate or junior in any respect to any other Indebtedness or other obligation of such Person; or

          (v) that portion of any Indebtedness which at the time of Incurrence is Incurred in violation of the Indenture.

          "Separation" means the separation of the Company from USX Corporation pursuant to the Plan of Reorganization.

          "Separation Date" means the date the Separation occurs; provided such date is on or prior to December 31, 2002.

          "Separation Documents" means the Plan of Reorganization, the Financial Matters Agreement and the Tax Sharing Agreement.

          "Shelf Registration Statement" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

          "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Issuer within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

          "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

          "Steel Stock" means USX--U. S. Steel Group Common Stock of USX Corporation.

          "Subordinated Obligation" means, with respect to a Person, any Indebtedness of such Person (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Notes or a Guaranty of such Person, as the case may be, pursuant to a written agreement to that effect.

          "Subsidiary" means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Voting Stock is at the time owned or controlled, directly or indirectly, by:

          (i)  such Person;

          (ii) such Person and one or more Subsidiaries of such Person; or

          (iii) one or more Subsidiaries of such Person;

provided that, prior to the Separation, any Subsidiary of another Person that is Attributed to the U. S. Steel Group shall be deemed a Subsidiary of the Company, and any Voting Stock of that Subsidiary owned by such Person shall be deemed to be owned by the Company.

          "Tax Sharing Agreement" means the tax sharing agreement to be entered into by USX Corporation and the Company its connection with the Separation, as described in the Offering Circular.

          "Temporary Cash Investments" means any of the following: (i) any investment in direct obligations of the United States of America or any agency thereof or obligations Guaranteed by the United States of America or any agency thereof; (ii) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50.0 million (or the foreign currency equivalent thereof) and whose long-term debt is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money market fund sponsored by a registered broker dealer or mutual fund distributor; (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause
(ii) above; (iv) investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard & Poor's Ratings Group; (v) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by Standard & Poor's Ratings Group or "A" by Moody's Investors Service, Inc.; (vi) overnight investments with banks rated "B" or better by Fitch, Inc.; (vii) in the case of a Foreign Restricted Subsidiary, investments of the type and maturity described in clauses (i) through (vi) above of foreign obligors, which investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies; and (viii) deposits in Slovak financial institutions that do not at any time exceed $5 million in the aggregate.

          "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of this Indenture.

          "Trustee" means the party named as such in this Indenture until a successor replaces it and, thereafter, means such successor.

          "Trust Officer" means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

          "Tubular Business" means the business of Lorain Tubular Company LLC and any other assets and liabilities of the Company or any of its Subsidiaries primarily related to its tubular products business.

          "Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time.

          "Unrestricted Definitive Note" means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

          "Unrestricted Global Note" means a permanent global Note in the form of Exhibit A attached hereto that bears the Global Note Legend but not the Private Placement Legend and that is deposited with or on behalf of and registered in the name of the Depositary.

          "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has consolidated assets greater than $1,000, such designation would be permitted under Section 4.13. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (x) the Company could incur $1.00 of additional Indebtedness pursuant to paragraph Section 4.12(a) and (y) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the board resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

          "U.S. Dollar Equivalent" means with respect to any monetary amount in a currency other than U.S. dollars, at any time for determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as published in The Wall Street Journal in the "Exchange Rates" column under the heading "Currency Trading" on the date two Business Days prior to such determination.

          Except as described under Section 4.12, whenever it is necessary to determine whether the Company has complied with any covenant in the Indenture or a Default has occurred and an amount is expressed in a currency other than U.S. dollars, such amount will be treated as the U.S. Dollar Equivalent determined as of the date such amount is initially determined in such currency.

          "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

          "U.S. Person" means a U.S. person as defined in Rule 902(k) under the Securities Act.

          "U. S. Steel Group" means the United States Steel Group of USX Corporation, as defined in the Restated Certificate of Incorporation of USX Corporation.

          "USS Financing" means United States Steel Financing Corp., a Delaware corporation, until a successor replaces it in accordance with the applicable provisions of this Indenture, and thereafter, means such successor.

          "USSK" means U.S. Steel Kosice, s.r.o., a company organized under the laws of the Slovak Republic.

          "USS-POSCO Industries" means USS-POSCO Industries, a California general partnership whose general partners are POSCO-CALIFORNIA CORPORATION, a Delaware corporation, and PITCAL, INC., a Delaware corporation.

          "Voting Power" as applied to the stock of any Person means the total voting power represented by all outstanding Voting Stock of such corporation.

          "Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustee thereof.

          "Wholly Owned Subsidiary" means a Restricted Subsidiary of the Company all the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or one or more Wholly Owned Subsidiaries.

          SECTION   1.2. Other Definitions
                         -----------------

                                                                   Defined in
                 Term                                               Section
                 ----                                              ----------

"Affiliate Transaction"....................................            4.16
"Authenticating Agent".....................................            2.2
"Authentication Order".....................................            2.2
"Bankruptcy Law"...........................................            6.1
"Change of Control Offer"..................................            4.11
"covenant defeasance option"...............................            8.1(b)
"Custodian"................................................            6.1
"Event of Default".........................................            6.1
"Initial Lien".............................................            4.18
"legal defeasance option"..................................            8.1(b)
"Notice of Default"........................................            6.1
"Paying Agent".............................................            2.3
"Registrar"................................................            2.3
"Successor Company"........................................            5.1
"Successor Guarantor"......................................            5.2
"Suspended Covenants"......................................            4.9

                                                                   Defined in
                 Term                                               Section
                 ----                                              ----------

          SECTION   1.3. Incorporation by Reference of Trust Indenture Act
                         -------------------------------------------------

          The mandatory provisions of the TIA are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

          "Commission" means the SEC.

          "indenture securities" means the Notes.

          "indenture security holder" means a Holder.

          "indenture to be qualified" means this Indenture.

          "indenture trustee" or "institutional trustee" means the Trustee.

          "obligor" on the indenture securities means the Issuers and any other obligor on the indenture securities.

          All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

          SECTION   1.4. Rules of Construction
                         ---------------------

          Unless the context otherwise requires:

               (1)  a term has the meaning assigned to it;

               (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

               (3) "or" is not exclusive;

               (4) "including" means including without limitation;

               (5) words in the singular include the plural and words in the plural include the singular;

               (6) unsecured Indebtedness shall not be deemed to be subordinate or junior to Secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

               (7) except as otherwise expressly provided, the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP;

               (8) the principal amount of any Preferred Stock shall be (i) the maximum liquidation preference of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater; and

               (9) except as otherwise expressly provided, all references to the date the Notes were originally issued shall refer to the date the Initial Notes were originally issued.

          SECTION 1.5. One Class of Notes. The Initial Notes, the Additional
                       ------------------
Notes, the Private Exchange Notes and the Exchange Notes shall vote and consent together on all matters as one class and none of the Initial Notes, the Additional Notes, the Private Exchange Notes or the Exchange Notes shall have the right to vote or consent as a separate class on any matter.

                                   ARTICLE II

                                    The Notes

          SECTION 2.1. Form and Dating
                       ---------------

          (a)  General.
               -------

          The Notes will initially be issued in an aggregate principal amount of $385,000,000, except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 2.6, 2.7, 2.10, 3.6 or 9.5. The Issuers may create and issue Additional Notes in such an aggregate principal amount as would be permitted on the date of issuance to be incurred under Section 4.12(b)(iv). The Additional Notes will rank equally with the Initial Notes and otherwise similar in all respects so that the Additional Notes shall be consolidated and form a single series with the Initial Notes. The Trustee shall authenticate Additional Notes upon receipt of an Authentication Order and an Officers' Certificate and Opinion of Counsel, both meeting the requirements of Section 11.5, subject to Section 2.2, specifying the amount of Additional Notes to be authenticated.

          The Issuers may issue Exchange Notes or Private Exchange Notes pursuant to an Exchange Offer or a Private Exchange and a Board Resolution, subject to Section 2.2, included in an Officers' Certificate and an Opinion of Counsel both meeting the requirements of Section 11.5 delivered to the Trustee, in authorized denominations in exchange for a like principal amount of Initial Notes. Upon any such exchange, any Initial Notes and Additional Notes exchanged for Exchange Notes or Private Exchange Notes shall be canceled in accordance with Section 2.11 and shall no longer be deemed outstanding for any purpose.

          The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be issuable only in fully registered form, without coupons, in denominations of $1,000 and integral multiples thereof. Interest on the Notes shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

          The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Issuers and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

          (b)  Global Notes and Definitive Notes.
               ---------------------------------

          Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.6 hereof.

          (c)  Euroclear, Clearstream Procedures Applicable.
               --------------------------------------------

          The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Clearstream Banking" and "Customer Handbook" of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Global Notes that are held by Participants through Euroclear or Clearstream.

          SECTION 2.2. Execution and Authentication
                       ----------------------------

          An Officer of each Issuer shall sign the Notes for the Issuers by manual or facsimile signature.

          If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

          A Note shall not be valid until an authorized signatory of the Trustee, upon a written order of the Issuers signed by an Officer of each of the Issuers (an "Authentication Order"), manually authenticates the Note. The signature of the Trustee on a Note shall be conclusive evidence that such Note has been duly and validly authenticated and issued under this Indenture.

          The Trustee may appoint an agent (the "Authenticating Agent") reasonably acceptable to the Issuers to authenticate the Notes. Unless limited by the terms of such appointment, any such Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.

          SECTION 2.3. Registrar and Paying Agent
                       --------------------------

          The Company shall (i) appoint an agent (the "Registrar") who shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange and (ii) an agent (the "Paying Agent") who shall maintain an office or agency where Notes may be presented for payment. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Registrar and the Paying Agent shall initially be the Company. The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any such additional paying agent.

          In the event the Company shall retain any Person not a party to this Indenture as an agent hereunder, the Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall promptly notify the Trustee of the name and address of each such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.7. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent.

          The Issuers initially appoint The Depository Trust Company to act as depositary with respect to the Global Notes.

          SECTION 2.4. Paying Agent to Hold Money in Trust
                       -----------------------------------

          By at least 11:00 a.m. prevailing Eastern (U.S.) time on the date on which any principal or interest on any Note is due and payable, the Issuers shall deposit with the Paying Agent a sum sufficient to pay such principal or interest when due. The Issuers shall require each Paying Agent (other than the Trustee) to agree in writing that such Paying Agent shall hold in trust for the benefit of Noteholders or the Trustee all money held by such Paying Agent for the payment of principal or interest on the Notes and shall notify the Trustee of any default by the Issuers in making any such payment. If the Company or any of its Subsidiaries acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Issuers at any time may require a Paying Agent (other than the Trustee) to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon complying with this Section 2.4, the Paying Agent (if other than either Issuer or any of its Subsidiaries) shall have no further liability for the money delivered to the Trustee. Upon any bankruptcy, reorganization or similar proceeding with respect to the Issuers, the Trustee shall serve as Paying Agent for the Notes.

          SECTION 2.5. Noteholder Lists
                       ----------------

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders. If the Trustee or any Paying Agent is not the Registrar, the Issuers shall cause the Registrar to furnish to the Trustee or any such Paying Agent, in writing at least five Business Days before each interest payment date and at such other times as the Trustee or any such Paying Agent may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Noteholders.

          SECTION 2.6. Transfer and Exchange
                       ---------------------

          (a) Transfer and Exchange of Global Notes.
              -------------------------------------

          A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Issuers for Definitive Notes if (i) the Depositary notifies the Issuers that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, the Issuers are unable to locate a qualified successor Depositary within 90 days after the date of such notice from the Depositary or (ii) the Issuers, in their discretion at any time, determine not to have all the Notes represented by Global Notes or (iii) a Default entitling the Holders to accelerate the maturity of the Notes has occurred and is continuing. Upon the occurrence of either of the preceding events in (i), (ii) or (iii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee in writing. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.7 and 2.11 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.6 or
Section 2.7 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note, except as otherwise provided herein. A Global Note may not be exchanged for another Note other than as provided in this Section 2.6(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.6(b), (c) or (f) hereof.

          (b) Transfer and Exchange of Beneficial Interests in the Global Notes.
              -----------------------------------------------------------------

          The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

               (i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.6(b)(i).

               (ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.6(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (B)(1) above. Upon consummation of an Exchange Offer by the Issuers in accordance with Section 2.6(f) hereof, the requirements of this Section 2.6(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.6(h) hereof.

               (iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.6(b)(ii) above and the Registrar receives a certificate in the form of Exhibit B hereto, including the certifications in item (1) or (2) thereof, as applicable.

               (iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.6(b)(ii) above and:

                    (A) such exchange or transfer is effected pursuant to the
               Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an Affiliate of the Company;

                    (B) such transfer is effected pursuant to the Shelf
               Registration Statement in accordance with the Registration Rights Agreement;

                    (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                    (D) the Registrar receives the following:

                         (1) if the holder of such beneficial interest in a
                    Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

                         (2) if the holder of such beneficial interest in a
                    Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

          and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.2 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

               (v) Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

          (c) Transfer or Exchange of Beneficial Interests for Definitive Notes.
              -----------------------------------------------------------------

               (i) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

                    (A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item
          (2)(a) thereof;

                    (B) if such beneficial interest is being transferred to a Qualified Institutional Buyer in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                    (C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                    (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                    (E) if such beneficial interest is being transferred to the Issuers or any of their respective Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

                    (F) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.6(h) hereof, and the Issuers shall execute and the Trustee shall upon receipt of an Authentication Order authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.6(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall (at the expense of the Issuers) deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.6(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

               (ii) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

                    (A) such exchange or transfer is effected pursuant to the
               Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an Affiliate of the Issuers;

                    (B) such transfer is effected pursuant to the Shelf
               Registration Statement in accordance with the Registration Rights Agreement;

                    (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                    (D) the Registrar receives the following:

                         (1) if the holder of such beneficial interest in a
                    Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

                         (2) if the holder of such beneficial interest in a
                    Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item
                    (4) thereof,

     and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

               (iii) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.6(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.6(h) hereof, and the Issuers shall execute and the Trustee shall upon receipt of an Authentication Order authenticate and (at the expense of the Company) deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.6(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall (at the expense of the Issuers) deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.6(c)(iii) shall not bear the Private Placement Legend.

          (d) Transfer and Exchange of Definitive Notes for Beneficial Interests
              ------------------------------------------------------------------
in Global Notes.
---------------

               (i) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

                    (A) if the Holder of such Restricted Definitive Note
               proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item
               (2)(b) thereof;

                    (B) if such Restricted Definitive Note is being transferred to a Qualified Institutional Buyer in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                    (C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                    (D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                    (E) if such Restricted Definitive Note is being transferred to the Issuers or any of their respective Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

                    (F) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof;

the Trustee shall cancel the Restricted Definitive Note and increase or cause to be increased the aggregate principal amount of the appropriate Restricted Global Note.

               (ii) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

                    (A) such exchange or transfer is effected pursuant to the
               Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an Affiliate of the Issuers;

                    (B) such transfer is effected pursuant to the Shelf
               Registration Statement in accordance with the Registration Rights Agreement;

                    (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                    (D) the Registrar receives the following:

                         (1) if the Holder of such Definitive Notes proposes to
                    exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

                         (2) if the Holder of such Definitive Notes proposes to
                    transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

     and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.6(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

               (iii) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a written request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

               (iv) If any such exchange or transfer from a Definitive Note to a beneficial interest in an Unrestricted Global Note is effected pursuant to subparagraphs (ii)(B), (ii)(D) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.2 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

          (e) Transfer and Exchange of Definitive Notes for Definitive Notes.
              --------------------------------------------------------------

          Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.6(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.6(e).

               (i) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

                    (A) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                    (B) if the transfer will be made pursuant to Rule 903 or
               Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item
               (2) thereof; and

                    (C) if the transfer will be made pursuant to any other
               exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications required by item (3) thereof.

               (ii) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive
     Note if:

                    (A) such exchange or transfer is effected pursuant to the
               Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an Affiliate of the Company;

                    (B) any such transfer is effected pursuant to the Shelf
               Registration Statement in accordance with the Registration Rights Agreement;

                    (C) any such transfer is effected by a Broker-Dealer
               pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                    (D) the Registrar receives the following:

                         (1) if the Holder of such Restricted Definitive Notes
                    proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item
                    (1)(d) thereof; or

                         (2) if the Holder of such Restricted Definitive Notes
                    proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

          and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

               (iii) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

          (f) Exchange Offer.
              --------------

     Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.2, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that certify in the Letters of Transmittal that (x) they are not Broker-Dealers, (y) they are not participating in a distribution of the Exchange Notes and (z) they are not Affiliates of the Issuers, and accepted for exchange in the Exchange Offer and
(ii) Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Issuers shall execute and the Trustee shall authenticate and (at the expense of the Issuers) deliver to the Persons designated by the Holders of Definitive Notes so accepted Definitive Notes in the appropriate principal amount.

          (g) Legends.
              -------

     The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

               (i) Private Placement Legend.

                    (A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

               "THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE

          UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

          THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE ISSUERS THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE".

                    (B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(iv), (c)(ii),
          (c)(iii), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f) to this Section
          2.6 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

               (ii) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

          "THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.6 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.6(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUERS.

          UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN".

          (h) Cancellation and/or Adjustment of Global Notes.
              ----------------------------------------------

          At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

          (i) Upon the consummation of a Private Exchange with respect to the Initial Notes pursuant to which Holders of such Initial Notes are offered Private Exchange Notes in exchange for their Initial Notes, all requirements pertaining to such Initial Notes that Initial Notes issued to certain Holders be issued in global form will still apply, and Private Exchange Notes in global form will be available to Holders that exchange such Initial Notes in such Private Exchange.

          (j) General Provisions Relating to Transfers and Exchanges.
              ------------------------------------------------------

               (i) To permit registrations of transfers and exchanges, the Issuers shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with
     Section 2.2 hereof or upon receipt of a written request of the Registrar.

               (ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.6 and 9.5 hereof).

               (iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

               (iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Issuers, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

               (v) The Issuers shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.2 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (c) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

               (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuers may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes, and none of the Trustee, any Agent or the Issuers shall be affected by notice to the contrary.

               (vii) Each Holder of a Security agrees to indemnify the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder's Security in violation of any provision of this Indenture and/or applicable United States Federal or state securities law.

               The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary Participants or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

               (viii) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.2 hereof.

               (ix) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.6 to effect a registration of transfer or exchange may be submitted by facsimile.

          SECTION 2.7. Replacement Notes
                       -----------------

          If a mutilated Note is surrendered to the Registrar or if the Holder of a Note shall provide the Issuers and the Trustee with evidence to their satisfaction that the Note has been lost, destroyed or wrongfully taken, the Issuers shall issue and the Trustee shall authenticate a replacement Note if the requirements of Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or either of the Issuers, such Holder shall furnish an indemnity bond sufficient in the judgment of the Issuers and the Trustee to protect the Issuers, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Note is replaced. The Issuers and the Trustee may charge the Holder for their expenses in replacing a Note, including reasonable fees and expenses of counsel. Every replacement Note is an additional Obligation of the Issuers.

          SECTION 2.8. Outstanding Notes
                       -----------------

          Notes outstanding at any time are all Notes authenticated by the Trustee except for those canceled, those delivered for cancellation and those described in this Section 2.8 as not outstanding. A Note does not cease to be outstanding because an Issuer or an Affiliate of an Issuer holds the Note.

          If a Note is replaced pursuant to Section 2.7, it ceases to be outstanding unless the Trustee and the Issuers receive proof satisfactory to them that the replaced Note is held by a bona fide purchaser.

          If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Notes (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Noteholders on that date pursuant to the terms of this Indenture, then on and after that date such Notes (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

          SECTION 2.9. Treasury Notes
                       --------------

          In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by any Issuer, the Guarantor or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with any Issuer or the Guarantor shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Trust Officer actually knows are so owned shall be so disregarded.

          SECTION 2.10. Temporary Notes
                        ---------------

          Until Definitive Notes are ready for delivery, the Issuers may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Issuers and the Trustee consider appropriate for temporary Notes. Without unreasonable delay, the Issuers shall prepare and the Trustee shall authenticate Definitive Notes. After the preparation of Definitive Notes, the temporary Notes shall be exchangeable for Definitive Notes upon surrender of the temporary Notes at any office or agency maintained by the Issuers for that purpose and such exchange shall be without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Issuers shall execute, and the Trustee shall authenticate and deliver in exchange therefor, one or more Definitive Notes representing an equal principal amount of Notes. Until so exchanged, the Holder of temporary Notes shall in all respects be entitled to the same benefits under this Indenture as a Holder of Definitive Notes.

          SECTION 2.11. Cancellation
                        ------------

          The Issuers at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee for cancellation any Notes surrendered to them for registration of transfer or exchange or payment. The Trustee shall cancel and dispose of (subject to the record retention requirements of the Exchange Act) all Notes surrendered for registration of transfer or exchange, payment or cancellation according to its normal operating procedures and deliver a certificate of such destruction to the Issuers unless the Issuers direct the Trustee to deliver canceled Notes to the Issuers. The Issuers may not issue new Notes to replace Notes they have redeemed, paid or delivered to the Trustee for cancellation.

          SECTION 2.12. Defaulted Interest
                        ------------------

          If the Issuers default in a payment of interest on the Notes, the Issuers shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) at the rate specified therefor in the Notes in any lawful manner. The Issuers may pay the defaulted interest to the Persons who are Noteholders on a subsequent special record date. The Issuers shall fix or cause to be fixed (or upon the Issuers' failure to do so the Trustee shall fix) any such special record date and payment date which specified record date shall not be less than 10 days prior to the payment date for such defaulted interest and shall promptly mail or cause to be mailed to each Noteholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid. The Issuers shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Issuers shall deposit with the Paying Agent an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when so deposited to be held in trust for the benefit of the Person entitled to such defaulted interest as provided in this Section 2.12.

          SECTION 2.13. CUSIP Numbers
                        -------------

          The Issuers in issuing the Notes may use "CUSIP" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers.

                                   ARTICLE III

                                   Redemption

          SECTION 3.1. Notices to Trustee
                       ------------------

          If the Issuers elect to redeem Notes pursuant to the provisions of
Section 3.7, they shall notify the Trustee and the Paying Agent in writing of the redemption date and the principal amount at maturity of Notes to be redeemed and the redemption price.

          The Issuers shall give each notice to the Trustee and the Paying Agent provided for in this Section 3.1 at least 15 days prior to the date notice of redemption is to be delivered to Holders of Notes unless the Trustee and the Paying Agent consent to a shorter period. Such notice shall be accompanied by an Officers' Certificate from the Issuers to the effect that such redemption will comply with the conditions herein. The record date relating to such redemption shall be selected by the Issuers and set forth in the related notice given to the Trustee and the Paying Agent, which record date shall be not less than 15 days prior to the date selected for redemption by the Issuers.

          SECTION 3.2. Selection of Notes to Be Redeemed
                       ---------------------------------

          In the case of any partial redemption, selection of the Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate, although no Note of $1,000 in original principal amount or less will be redeemed in part. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. Upon request of the Issuers, the Trustee shall notify the Issuers of the Notes or portions of Notes to be redeemed.

          SECTION 3.3. Notice of Redemption
                       --------------------

          At least 30 days but not more than 60 days before a date for redemption of Notes, the Trustee at the expense of the Issuers shall mail a notice of redemption by first-class mail to each Holder of Notes to be redeemed.

          The notice shall identify the Notes to be redeemed and shall state:

          (i) the redemption date;

          (ii) the redemption price;

          (iii) the name and address of the Paying Agent;

          (iv) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price plus accrued and unpaid interest, if any;

          (v) if fewer than all the outstanding Notes are to be redeemed, the identification and principal amounts of the particular Notes to be redeemed;

          (vi) that, unless the Issuers default in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Notes (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

          (vii) the CUSIP number, if any, printed on the Notes being redeemed;
     and

          (viii) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

          The Trustee shall give the notice of redemption in the Issuers' name and at the Issuers' expense. In such event, the Issuers shall provide the Trustee with the information required by this Section 3.3.

          SECTION 3.4. Effect of Notice of Redemption
                       ------------------------------

          Once notice of redemption is mailed, Notes called for redemption shall become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price stated in the notice, plus accrued and unpaid interest, if any, to the redemption date; provided that the Issuers shall have deposited the redemption price with the Paying Agent or the Trustee on or before 11:00 a.m. prevailing Eastern (U.S.) time on the date of redemption; provided, further, that if the redemption date is after a regular record date and on or prior to the related interest payment date, the accrued and unpaid interest shall be payable to the Noteholder of the redeemed Notes registered on that record date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

          SECTION 3.5. Deposit of Redemption Price
                       ---------------------------

          By at least 11:00 a.m. Prevailing Eastern (U.S. time) on the date on which any principal of or interest on any Note is due and payable, the Issuers shall deposit with the Paying Agent (or, if an Issuer or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued and unpaid interest, if any, on all Notes to be redeemed on that date other than Notes or portions of Notes called for redemption which are owned by the Issuers or any of their Subsidiaries and have been delivered by the Issuers or any such Subsidiary to the Trustee for cancellation.

          If the Issuers comply with the preceding paragraph, then, unless the Issuers default in the payment of such redemption price, interest on the Notes to be redeemed will cease to accrue on and after the applicable redemption date, whether or not such Notes are presented for payment.

          SECTION 3.6. Notes Redeemed in Part
                       ----------------------

          Upon surrender of a Note that is redeemed in part, the Issuers shall execute and the Trustee shall authenticate for the Holder (at the Issuers' expense) a new Note equal in a principal amount at maturity to the unredeemed portion of the Note surrendered.

          SECTION 3.7. Optional Redemption
                       -------------------

          Except as set forth in the following paragraphs, the Notes will not be redeemable at the option of the Issuers prior to the Stated Maturity.

          Before August 1, 2004, the Issuers may at their option on one or more occasions, upon not less than 30 nor more than 60 days' notice, redeem the Notes in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the relevant series of Notes originally issued at a redemption price (expressed as a percentage of principal amount) of

110.75%, plus accrued and unpaid interest to the redemption date, with the net cash proceeds from one or more Public Equity Offerings; provided that

     (i) at least 65% of such aggregate principal amount originally issued of the Notes remains outstanding immediately after the occurrence of each such redemption (other than Notes held, directly or indirectly, by the Company or its Affiliates); and

     (ii) each such redemption occurs within 60 days after the date of the related Public Equity Offering.

          Further, at any time on or prior to December 31, 2002, the Issuers may, at their option, give written notice to redeem the Notes, which notice shall be no less than 30 nor more than 60 days prior to the redemption date, in whole or in part at a redemption price (expressed as a percentage of principal amount) of 101%, plus accrued and unpaid interest to the redemption date; provided that

     (i) the Board of Directors shall have determined not to proceed with the Separation (and the Guarantee of the Guarantor will stay in effect until the Notes are fully paid);

     (ii) if the Issuers elect to redeem the Notes in part, they may redeem up to an aggregate principal amount not to exceed 35% of the aggregate principal amount of the Notes originally issued; and

     (iii) at least 65% of such aggregate principal amount originally issued of the Notes remains outstanding immediately after the occurrence of each such redemption (other than Notes held, directly or indirectly, by the Company or its Affiliates).

          SECTION 3.8. Mandatory Redemption
                       --------------------

          Except as set forth in Sections 4.11 and 4.15, the Issuers shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

                                   ARTICLE IV

                                    Covenants

          SECTION 4.1. Payment of Notes
                       ----------------

          The Issuers shall promptly pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture. Principal and interest shall be considered paid on the date due if on or before 11:00 a.m. prevailing Eastern (U.S.) time on such date the Trustee or the Paying Agent holds (or, if an Issuer or a Subsidiary of an Issuer is the Paying Agent, the segregated account or separate trust fund maintained by such Issuer or such Subsidiary pursuant to Section 2.4) in accordance with this Indenture money sufficient to pay all principal and interest then due and the Trustee or the Paying Agent (or, if an Issuer or a Subsidiary of an Issuer is the Paying Agent, such Issuer or such Subsidiary), as the case may be, is not prohibited from paying such money to the Noteholders on that date pursuant to the terms of this Indenture.

          The Issuers shall pay interest on overdue principal at the rate specified therefor in the Notes, and they shall pay interest on overdue installments of interest at the same rate to the extent lawful as provided in
Section 2.11.

          Notwithstanding anything to the contrary contained in this Indenture, the Issuers or the Paying Agent may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America or other domestic or foreign taxing authorities from principal or interest payments hereunder.

          SECTION 4.2. Maintenance of Office or Agency
                       -------------------------------

          The Issuers shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee or Registrar) where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Issuers in respect of the Notes and this Indenture may be served. The Issuers shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

          The Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuers of their obligations to maintain an office or agency for such purposes. The Issuers shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

          The Issuers hereby designate the Corporate Trust Office of the Trustee as one such office or agency of the Issuers in accordance with Section 2.3.

          SECTION 4.3. Corporate Existence
                       -------------------

          Except as otherwise permitted by Article V and Section 4.11, each of the Issuers shall do or cause to be done, at its own cost and expense, all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or limited liability company existence of each of its Significant Subsidiaries in accordance with the respective organizational documents of each such Subsidiary and the material rights (charter and statutory) and franchises of such Issuer and each such Subsidiary; provided, however, that an Issuer shall not be required to preserve, with respect to itself, any material right or franchise and, with respect to any of its Significant Subsidiaries, any such existence, material right or franchise, if the Board of Directors of such Issuer shall determine in good faith (such determination to be evidenced by a board resolution), that the preservation thereof is no longer desirable in the conduct of the business of such Issuer and the Subsidiaries, taken as a whole.

          SECTION 4.4. SEC Reports
                       -----------

          (a) So long as the Guarantee in Article X is in effect, the Issuers shall cause the Guarantor to file with the SEC such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and other reports to be so filed and provided at the times specified for the filings of such information, documents and reports under such Sections and to include financial statements and other information with respect to the U. S. Steel Group in form and substance consistent with the information provided in its previous Exchange Act filings, subject to the requirements of the SEC.

          (b) Following the Separation, the Issuers will file with the SEC such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and other reports to be so filed and provided at the times specified for the filings of such information, documents and reports under such Sections.

          (c) In addition, the Issuers shall furnish to the Holders of the Notes and to prospective investors, upon the requests of such Holders, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Notes are not freely transferable under the Securities Act.

          SECTION 4.5. Compliance Certificate
                       ----------------------

          (a) Each of the Issuers shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Issuers and their respective Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether each of the Issuers and their respective Subsidiaries has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to such Officers signing such certificate, that to the best of his or her knowledge each Issuer and their respective Subsidiaries has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action each Issuer and their respective Subsidiaries is taking or propose to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest on the Notes are prohibited (or if such event has occurred, a description of the event and what action each is taking or proposes to take with respect thereto).

          (b) Each of the Issuers shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default an Officers' Certificate specifying such Default or Event of Default and what action the Issuers are taking or propose to take with respect thereto.

          (c) The Issuers shall comply with TIA Section 314(a)(4).

          SECTION 4.6. Stay, Extension and Usury Laws
                       ------------------------------

          Each of the Issuers and the Guarantor covenant that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture. Each of the Issuers and the Guarantor (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

          SECTION 4.7. Payment of Taxes and Other Claims
                       ---------------------------------

          Each of the Issuers shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon it or any of its Restricted Subsidiaries or properties of it or any of its Restricted Subsidiaries and (ii) all lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon the property of it or any of its Restricted Subsidiaries; provided, however, that the Issuers shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings properly instituted and diligently conducted for which adequate reserves, to the extent required under GAAP, have been taken.

          SECTION 4.8. Maintenance of Properties and Insurance
                       ---------------------------------------

          (a) Each of the Issuers shall, and shall cause each of its Significant Subsidiaries to, maintain its material properties in good working order and condition (subject to ordinary wear and tear) and make or cause to be made all necessary repairs, renewals, replacements, additions, betterments and improvements thereto and actively conduct and carry on its business, all as in the reasonable judgment of such Issuer is necessary so that the business carried on by such Issuer and its Significant Subsidiaries may be actively conducted; provided, however, that nothing in this Section 4.19 shall prevent such Issuer or any of its Subsidiaries from discontinuing the operation and maintenance of any of its properties, if such discontinuance is, in the good faith judgment of each Issuer or the Subsidiary, as the case may be, desirable in the conduct of their respective businesses and is not disadvantageous in any material respect to the Holders.

          (b) Each of the Issuers shall provide or cause to be provided, for itself and each of its Significant Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the good faith judgment of such Issuer, are adequate and appropriate for the conduct of the business of such Issuer and such Subsidiaries in a prudent manner, with reputable insurers or with the government of the United States of America, any state thereof or any agency or instrumentality of such governments, in such amounts, with such deductibles, and by such methods as shall be customary, in the good faith judgment of such Issuer, for companies similarly situated in the industry.

          SECTION 4.9. Investment Grade Rating
                       -----------------------

          Following the first day:

          (i) that is after the earliest to occur of (A) the day the Separation shall have occurred, (B) December 31, 2002 or (C) the day the Board of Directors of USX Corporation shall have determined not to proceed with the Separation,

          (ii) the Notes have an Investment Grade Rating from both of the Rating Agencies, and

          (iii) no Default has occurred and is continuing under the Indenture, the Company and its Restricted Subsidiaries will not be subject to Sections 4.12, 4.13, 4.14, 4.15, 4.16, 4.17 and clause (iii)
               of Section 5.1 (collectively, the "Suspended Covenants").

          The Issuers will notify the Trustee by delivery of an Officer's Certificate of the suspension of the Suspended Covenants. In the event that the Company and its Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the preceding sentence, and subsequently one or both of the Rating Agencies withdraws its rating or downgrades the rating assigned to the Notes below an Investment Grade Rating, then the Company and the Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants, and compliance with the Suspended Covenants with respect to Restricted Payments made after the time of such withdrawal or downgrade will be calculated in accordance with Section 4.13 as though such section had been in effect since the date the Notes were originally issued.

          SECTION 4.10. Conditions to Separation
                        ------------------------

          The Company shall not permit the Separation to occur, unless:

          (i) USX Corporation shall have received a private letter ruling from the IRS that the Separation will qualify as a tax-free transaction within the meaning of Section 355 of the Code,

          (ii) the transactions that give effect to the Value Transfer as described in the Offering Circular shall have occurred,

          (iii) USX Corporation shall not have amended (x) the definition of U.S. Steel Group in its certificate of incorporation or by-laws or (y) its Management and Allocation Policies, in either case, in any manner adverse to the holders of the Notes,

          (iv) immediately following the Separation and after giving pro forma effect to any subsequent payments to be made as part of the Separation, (x) the Company and its Subsidiaries shall have an aggregate of at least $400 million available in undrawn financings and cash, of which at least $300 million shall be available under facilities with terms extending at least three years after the date such facilities are put in place, and (y) no Default shall have occurred and be continuing, and

          (v) any differences between the Separation Documents (x) as executed and delivered and (y) as described in the Offering Circular do not have a material adverse effect on the Holders of the Notes.

          SECTION 4.11. Change of Control
                        -----------------

          Upon the occurrence of a Change of Control, each Holder shall have the right to require that the Company repurchase such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

          Within 30 days following any Change of Control, the Company shall mail a notice to each Holder at its registered address with a copy to the Trustee (the "Change of Control Offer") stating:

          (i) that a Change of Control has occurred and that such Holder has the right to require us to purchase such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date);

          (ii) the circumstances and relevant facts regarding such Change of Control (including information with respect to pro forma historical income, cash flow and capitalization, in each case after giving effect to such Change of Control);

          (iii) the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

          (iv) the instructions, as determined by the Company, consistent with this Section 4.11, that a Holder must follow in order to have its Notes purchased.

          The Company shall not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by us and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

          The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.11, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached our obligations under this Section 4.11 by virtue of its compliance with such securities laws or regulations.

          SECTION 4.12. Limitation on Indebtedness
                        --------------------------

          (a) The Company shall not, and shall not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; provided, however, that the Company shall be entitled to Incur Indebtedness if, on the date of such Incurrence and after giving effect thereto on a pro forma basis no Default has occurred and is continuing and, the Consolidated Coverage Ratio exceeds 2.0 to 1.

          (b) Notwithstanding the foregoing paragraph (a), the Company and the Restricted Subsidiaries shall be entitled to Incur any or all of the following
Indebtedness:

          (i) Indebtedness Incurred by the Company, any Financing Entity and any Foreign Restricted Subsidiary pursuant to any Credit Facilities, provided, however, that, immediately after giving effect to any such Incurrence, the aggregate principal amount of all Indebtedness Incurred under this clause (i) and then outstanding does not exceed the greater of (A) $750 million less the sum of all principal payments with respect to such Indebtedness pursuant to Section 4.15(b)(iii)(1) and (B) the sum of (x) 60% of the book value of the inventory of the Company and its Restricted Subsidiaries and (y) 85% of the book value of the accounts receivable of the Company and its Restricted Subsidiaries, provided further, however, that in no event shall the aggregate principal amount of all Indebtedness Incurred under this clause (i) at any time outstanding exceed $1.2 billion;

          (ii) Indebtedness owed to and held by the Company or a Wholly Owned Subsidiary; provided, however, that (A) any subsequent issuance or transfer of any Capital Stock which results in any such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or a Wholly Owned Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the obligor thereon and (B) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Notes;

          (iii) the Notes and the Exchange Notes (other than any Additional Notes) and any other Indebtedness of the Company or any Restricted Subsidiary outstanding on the Issue Date;

          (iv) Indebtedness Incurred or outstanding on or before the Separation Date (other than Indebtedness described in clause (i) or any other clause (other than clause (xvii)) of this Section 4.12(b)), to the extent it does not exceed (w) the amount of indebtedness that is Attributed to the U. S. Steel Group on its balance sheet as of March 31, 2001 less (x) the amount of any Indebtedness described in clause (iii) of this Section 4.12(b) or any Indebtedness described in clause (vi) or (vii) of this Section 4.12(b) that is Incurred by the Company pursuant to the Financial Matters Agreement less (y) $629 million plus (z) $40 million;

          (v) Indebtedness of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Subsidiary was acquired by the Company (other than Indebtedness Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary or was acquired by the Company); provided, however, that on the date of such acquisition and after giving pro forma effect thereto, the Company would have been able to Incur at least $1.00 of additional Indebtedness pursuant to Section 4.12(a);

          (vi) Industrial Revenue Bond Obligations, so long as the aggregate principal amount of all Industrial Revenue Bond Obligations (inclusive of any in respect of which the Company becomes directly or indirectly liable pursuant to the Financial Matters Agreement) does not exceed $600 million;

          (vii) Indebtedness to Marathon Oil Corporation Incurred pursuant to the Financial Matters Agreement in respect of Capital Lease Obligations, in an aggregate principal amount not to exceed $92 million;

          (viii) Indebtedness to Marathon Oil Corporation Incurred pursuant to the Financial Matters Agreement in respect of Guarantees of USX Corporation, in an aggregate principal amount not to exceed $145 million;

          (ix) Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to Section 4.12(a) or pursuant to clause (iii), (iv),
               (v) or (vii) of this Section 4.12(b) or this clause (ix); provided, however, that to the extent such Refinancing Indebtedness directly or indirectly Refinances Indebtedness of a Subsidiary Incurred pursuant to clause (v) of this Section 4.12(b), such Refinancing Indebtedness shall be Incurred only by such Subsidiary or by the Company;

          (x) Hedging Obligations directly related to Indebtedness permitted to be Incurred by the Company pursuant to the Indenture or to mitigate currency or business risk;

          (xi) obligations in respect of performance, bid and surety bonds and completion guarantees provided by the Company or any Restricted Subsidiary in the ordinary course of business;

          (xii) Indebtedness arising from overdraft conditions honored by a bank or other financial institution in the ordinary course of business; provided, however, that such Indebtedness is extinguished within two Business Days of its Incurrence;

          (xiii) Guarantees by the Company of obligations of any of its joint ventures in an aggregate amount not to exceed $100 million;

          (xiv) Subordinated Obligations not to exceed $200 million which (x) are convertible into equity securities of the Company, (y) have a Stated Maturity after the first anniversary of the Stated Maturity of any series of Notes then outstanding and (z) have an Average Life that is greater than the Average Life of any series of Notes then outstanding;

          (xv) Attributable Debt related to Sale/Leaseback Transactions in an amount not to exceed $150 million;

          (xvi) Purchase Money Indebtedness and Capital Lease Obligations Incurred to acquire property in the ordinary course of business in an aggregate amount not to exceed $75 million in each of the first three years following the Issue Date and $50 million in each of the years thereafter; and

          (xvii) Indebtedness of the Company and its Restricted Subsidiaries in an aggregate principal amount which, when taken together with all other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the date of such Incurrence (other than Indebtedness permitted by clauses (i) through (xvi) of this
               Section 4.12(b) above or Section 4.12(a)) does not exceed $150 million.

          (c) Notwithstanding the foregoing, the Company shall not incur any Indebtedness under Section 4.12(b) if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations of the Company unless such Indebtedness shall be subordinated to the Notes or the Guarantee to at least the same extent as such Subordinated Obligations.

          (d) For purposes of determining compliance with this Section 4.12, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above, the Company, in its sole discretion,
(1) shall classify such item of Indebtedness at the time of Incurrence and will be entitled to either include the amount and type of such Indebtedness in only one of the above clauses or divide and classify such item of Indebtedness in more than one of the types of Indebtedness described above and (2) will be entitled from time to time to reclassify all or a portion of such item of Indebtedness classified in one of the clauses in Section 4.12(b) into another clause in Section 4.12(b) that it meets the criteria of.

          (e) For purposes of determining compliance with any U.S. dollar restriction on the Incurrence of Indebtedness where the Indebtedness Incurred is denominated in a different currency, the amount of such Indebtedness shall be the U.S. Dollar Equivalent determined on the date of the Incurrence of such Indebtedness, provided, however, that if any such Indebtedness denominated in a different currency is subject to a Currency Agreement with respect to U.S.

dollars covering all principal, premium, if any, and interest payable on such Indebtedness, the amount of such Indebtedness expressed in U.S. dollars shall be as provided in such Currency Agreement. The principal amount of any Refinancing Indebtedness Incurred in the same currency as the Indebtedness being Refinanced shall be the U.S. Dollar Equivalent, as appropriate, of the Indebtedness Refinanced, except to the extent that (i) such U.S. Dollar Equivalent was determined based on a Currency Agreement, in which case the Refinancing Indebtedness shall be determined in accordance with the preceding sentence, and
(ii) the principal amount of the Refinancing Indebtedness exceeds the principal amount of the Indebtedness being Refinanced, in which case the U.S. Dollar Equivalent of such excess shall be determined on the date such Refinancing Indebtedness is Incurred.

          SECTION 4.13. Limitation on Restricted Payments
                        ---------------------------------

          (a) The Company shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to make a Restricted Payment if at the time the Company or such Restricted Subsidiary makes such Restricted Payment: (1) a Default shall have occurred and be continuing (or would result therefrom); (2) the Company is not entitled to Incur an additional $1.00 of Indebtedness pursuant to Section 4.12(a); or (3) the aggregate amount of such Restricted Payment and all other Restricted Payments since the Issue Date would exceed the sum of (without duplication):

                    (A) 50% of the Consolidated Net Income accrued during the
               period (treated as one accounting period) from the beginning of the fiscal quarter immediately following the fiscal quarter during which the Issue Date occurs to the end of the most recent fiscal quarter for which financial results are publicly available prior to the date of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit); plus

                    (B) 100% of the aggregate Net Cash Proceeds received by the
               Company from the issuance or sale of its Capital Stock (other than Disqualified Stock) subsequent to the Issue Date (other than an issuance or sale to a Subsidiary of the Company and other than an issuance or sale to an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees) and 100% of any cash capital contribution received by the Company from its shareholders subsequent to the Issue Date; plus

                    (C) the amount by which Indebtedness of the Company (other than Subordinated Obligations) is reduced on the Company's balance sheet (or, prior to the Separation, on the balance sheet of the U.S. Steel Group) upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Issue Date of any Indebtedness of the Company convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or the fair value of any other property, distributed by the Company upon such conversion or exchange); plus

                    (D) an amount equal to the sum of (i) the net reduction in the Investments (other than Permitted Investments) made by the Company or any Restricted Subsidiary in any Person resulting from repurchases, repayments or redemptions of such Investments by such Person, proceeds realized on the sale of such Investment and proceeds representing the return of capital (excluding dividends and distributions), in each case received by the Company or any Restricted Subsidiary, and (ii) to the extent such Person is an Unrestricted Subsidiary, the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing sum shall not exceed, in the case of any such Person or Unrestricted Subsidiary, the amount of Investments (excluding Permitted Investments) previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary.

          (b) The preceding provisions shall not prohibit:

                         (i) any Restricted Payment made out of the Net Cash Proceeds of the substantially concurrent sale of, or made by exchange for, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees) or a substantially concurrent cash capital contribution received by the Company from its shareholders; provided, however, that (A) such Restricted Payment shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale or such cash capital contribution (to the extent so used for such Restricted Payment) shall be excluded from the calculation of amounts under clause
                                   (3)(B) of paragraph (a) above;

                         (ii) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations made by exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness which is permitted to be Incurred under Section 4.12; provided, however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments;

                         (iii) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this

                                   Section 4.13(b); provided, however, that at the time of payment of such dividend, no other Default shall have occurred and be continuing (or result therefrom); provided further, however, that such dividend shall be included in the calculation of the amount of Restricted Payments;

                         (iv) so long as no Default has occurred and is continuing, the repurchase or other acquisition of shares of Capital Stock of the Company or any of its Subsidiaries from employees, former employees, directors or former directors of the Company or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such Capital Stock; provided, however, that the aggregate amount of such repurchases and other acquisitions (other than any acquisition of shares of common stock of the Company that are used as payment for the exercise price of outstanding options) shall not exceed $5.0 million in any calendar year; provided further, however, that such repurchases and other acquisitions shall be excluded in the calculation of the amount of Restricted Payments;

                         (v) prior to the Separation Date, dividends, distributions or other payments to USX Corporation to the extent such amounts, after such dividend, distribution or other payment, are still attributed to, or used to reduce Indebtedness attributed to, the U. S. Steel Group in accordance with the Management and Allocation Policies of USX Corporation; provided, however, that such dividends, distributions or other payments shall be excluded in the calculation of the amount of Restricted Payments;

                         (vi) so long as no Default has occurred and is continuing, the declaration and payment of one or more dividends on Steel Stock or common stock of United States Steel Corporation with respect to the period ending on December 31, 2003 in an aggregate amount not to exceed $50.0 million; provided that such dividends shall be excluded in the calculation of the amount of Restricted Payments; or

                         (vii) so long as no Default has occurred and is continuing, any Restricted Payment which, together with all other Restricted Payments made pursuant to this clause (vii) on or after the Issue Date, does not exceed $30 million; provided, however, that such Restricted Payments shall be included in the calculation of the amount of Restricted Payments.

          (c) For purposes of this Section 4.13, Capital Stock or Indebtedness (including Subordinated Obligations) of the Company shall be deemed to include Capital Stock or Indebtedness (including Subordinated Obligations) of any Person that is Attributed to the U. S. Steel Group (including Steel Stock, but excluding any Preferred Stock or Subordinated Obligations of other Persons outstanding as of the Issue Date) and proceeds of the issuance of any such Capital Stock shall be deemed received by the Company to the extent they are Attributed to the U. S. Steel Group.

          SECTION 4.14. Limitation on Restrictions on Distributions from
                        ------------------------------------------------
Restricted Subsidiaries
-----------------------

          The Company shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions on its Capital Stock to the Company or a Restricted Subsidiary or pay any Indebtedness owed to the Company, (ii) make any loans or advances to the Company or (iii) transfer any of its property or assets to the Company, except:

                    (A) with respect to clause (i), (ii) and (iii): (1) any
               encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date; (2) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company) and outstanding on such date; (3) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (1) or (2) of clause (A) of this Section 4.14 or this clause (3) or contained in any amendment to an agreement referred to in clause (1) or (2) of clause (A) of this Section 4.14 or this clause (3); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such refinancing agreement or amendment are no less favorable to the Noteholders than encumbrances and restrictions with respect to such Restricted Subsidiary contained in such predecessor agreements; and

                    (B) with respect to clause (iii) only: (1) any such
               encumbrance or restriction consisting of customary nonassignment provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease or the property leased thereunder; (2) restrictions contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements or mortgages; and (3) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition.

          SECTION 4.15. Limitation on Sales of Assets and Subsidiary Stock
                        --------------------------------------------------

          (a) The Company shall not, and shall not permit any restricted Subsidiary to, directly or indirectly, sell, transfer or otherwise dispose of (collectively, a "disposition") any Capital Stock of any Person that owns, directly or indirectly, all or a significant portion of the Tubular Business, unless:

                         (i) the Company or such Restricted Subsidiary receives consideration at the time of such disposition at least equal to the fair market value (including as to the value of all non-cash consideration), as determined in good faith by the Board of Directors, of the Capital Stock subject to such disposition;

                         (ii) at least 75% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash or cash equivalents; and

                         (iii) an amount equal to 75% of the Net Available Cash from such disposition is applied by the Company (or such Restricted Subsidiary, as the case may be) to make an offer to the holders of the Notes to purchase Notes pursuant to and subject to the conditions contained in the Indenture within 30 days from the later of the date of such disposition or the receipt of such Net Available Cash; provided, however, that the Company or such Restricted Subsidiary shall permanently retire such Notes.

     Pending application of Net Available Cash pursuant to this paragraph (a), such Net Available Cash shall be invested in Temporary Cash Investments or applied to temporarily reduce indebtedness under Credit Facilities.

          (b) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any other Asset Disposition unless:

                         (i) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value (including as to the value of all non cash consideration), as determined in good faith by the Board of Directors of the Issuer of the shares and assets subject to such Asset Disposition and

                         (ii) with respect to Asset Dispositions other than Like-Kind Exchanges or Excluded Real Property Sales, at least 75% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash or cash equivalents; and

                         (iii) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be): (1) first, to the extent the Company elects (or is required by the terms of any Indebtedness), to prepay, repay, redeem or purchase Senior Indebtedness of the Company or Indebtedness (other than any Disqualified Stock) of a Wholly Owned Subsidiary (in each case other than Indebtedness owed to the Company or an Affiliate of the Company) within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; (2) second, to the extent of the balance of such Net Available Cash after application in accordance with clause (1), to the extent the Company elects, to acquire Additional Assets within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; and (3) third, to the extent of the balance of such Net Available Cash after application in accordance with clauses (1) and (2), to make an offer to the holders of the Notes (and to holders of other Senior Indebtedness of the Company designated by the Company to purchase Notes (and such other Senior Indebtedness of the Company) pursuant to and subject to the conditions contained in the Indenture;

provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (1) or (3) above, the Company or such Restricted Subsidiary shall permanently retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased.

          Notwithstanding the foregoing provisions of Section 4.15(b), the Company and the Restricted Subsidiaries shall not be required to apply any Net Available Cash in accordance with Section 4.15(b) except to the extent that the aggregate Net Available Cash from all Asset Dispositions which are not applied in accordance with Section 4.15(b) exceeds $25 million.

Pending application of Net Available Cash pursuant to Section 4.15(b), such Net Available Cash shall be invested in Temporary Cash Investments or applied to temporarily reduce indebtedness under Credit Facilities.

          (c) For the purposes of Sections 4.15(a) and (b), the following are deemed to be cash or cash equivalents: (A) the assumption of Senior Indebtedness of the Company, or Indebtedness of any Restricted Subsidiary, and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition; (B) securities received by the Company or any Restricted Subsidiary from the transferee that are promptly converted by the Company or such Restricted Subsidiary into cash; and
(C) any reduction of Indebtedness Attributed to the U. S. Steel Group in connection with such Asset Disposition.

          (d) In the event of an Asset Disposition that requires the purchase of Notes (and other Senior Indebtedness) pursuant to Section (a)(iii) or
(b)(iii)(3) above, the Company shall purchase Notes tendered pursuant to an offer by the Company for the Notes (and such other Senior Indebtedness) at a purchase price of 100% of their principal amount (or, in the event such other Senior Indebtedness was issued with significant original issue discount, 100% of the accreted value thereof), without premium, plus accrued but unpaid interest (or, in respect of such other Senior Indebtedness, such lesser price, if any, as may be provided for by the terms of such Senior Indebtedness) in accordance with the procedures (including prorating in the event of oversubscription) set forth in the Indenture. If the aggregate purchase price of the securities tendered exceeds the Net Available Cash allotted to their purchase, the Company shall select the securities to be purchased on a pro rata basis but in round denominations, which in the case of the Notes will be denominations of $1,000 principal amount or multiples thereof. The Company shall not be required to make such an offer to purchase Notes (and other Senior Indebtedness) pursuant to
Section 4.15(b) if the Net Available Cash available therefor is less than $25 million (which lesser amount shall be carried forward for purposes of determining whether such an offer is required with respect to the Net Available Cash from any subsequent Asset Disposition).

          (e) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this
Section 4.15. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.15, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this clause by virtue of its compliance with such securities laws or regulations.

          SECTION 4.16. Limitation on Affiliate Transactions
                        ------------------------------------

          (a) The Company shall not, and shall not permit any Restricted Subsidiary to, enter into, permit to exist, renew or extend any transaction (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with, or for the benefit of, any Affiliate of the Company (an "Affiliate Transaction") unless:

                         (i) the terms of the Affiliate Transaction are no less favorable to the Company or such Restricted Subsidiary than those that could be obtained at the time of the Affiliate Transaction in arm's-length dealings with a Person who is not an Affiliate;

                         (ii) if such Affiliate Transaction involves an amount in excess of $10 million, the terms of the Affiliate Transaction are set forth in writing and a majority of the non-employee Directors of the Company disinterested with respect to such Affiliate Transactions have determined in good faith that the criteria set forth in clause (i) are satisfied and have approved the relevant Affiliate Transaction as evidenced by a Board resolution; and

                         (iii) if such Affiliate Transaction involves an amount in excess of $25 million, the Board of Directors shall also have received a written opinion from an Independent Qualified Party to the effect that such Affiliate Transaction is fair, from a financial standpoint, to the Company and its Restricted Subsidiaries or not less favorable to the Company and its Restricted Subsidiaries than could reasonably be expected to be obtained at the time in an arm's-length transaction with a Person who was not an Affiliate.

          (b) The provisions of the preceding paragraph (a) shall not prohibit:

                         (i) any Investment (other than a Permitted Investment) or other Restricted Payment, in each case permitted to be made under Section 4.13;

                         (ii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors;

                         (iii) loans or advances to employees in the ordinary course of business in accordance with the past practices of the Company or its Restricted Subsidiaries, but in any event not to exceed $5.0 million in the aggregate outstanding at any one time;

                         (iv) the payment of reasonable fees to Directors of the Company and its Restricted Subsidiaries who are not employees of the Company or its Restricted Subsidiaries;

                         (v) any transaction with a Restricted Subsidiary or joint venture or similar entity which would constitute an Affiliate Transaction solely because the Company or a Restricted Subsidiary owns an equity interest in or otherwise controls such Restricted Subsidiary, joint venture or similar entity;

                         (vi) the issuance or sale of any Capital Stock (other than Disqualified Stock) of the Company;

                         (vii)     any transaction in connection with
                                   Separation, as described in the Offering
                                   Circular; and

                         (viii) any transaction pursuant to any contract or agreement in effect on the Issue Date, in each case as amended, modified or replaced from time to time so long as the amended, modified or new agreement, taken as a whole, is no less favorable to the Company and its Restricted Subsidiaries than that in effect on the Issue Date.

          SECTION 4.17. Limitation on the Sale or Issuance of Capital Stock of
                        ------------------------------------------------------
Restricted Subsidiaries
-----------------------

          The Company (i) shall not, and shall not permit any Restricted Subsidiary to, sell, transfer or otherwise dispose of any Capital Stock of any other Restricted Subsidiary to any Person (other than the Company or a Wholly Owned Subsidiary); and (ii) shall not permit any Restricted Subsidiary to issue any of its Capital Stock (other than, if necessary, shares of its Capital Stock constituting directors' or other legally required qualifying shares) to any Person (other than to the Company or a Wholly Owned Subsidiary); unless (a) Company complies with Section 4.15 with respect to any such sale, transfer or other disposition; and (b) immediately after giving effect to such issuance, sale, transfer or other disposition, (x) such Restricted Subsidiary remains a Restricted Subsidiary or (y) such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect thereto is treated as a new Investment by the Company and such Investment would be permitted to be made under Section 4.13 if made on the date of such issuance, sale, transfer or other disposition.

          SECTION 4.18. Limitation on Liens
                        -------------------

          The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, Incur or permit to exist any Lien (the "Initial Lien") of any nature whatsoever on any of its properties (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, securing any Indebtedness, other than Permitted Liens, without effectively providing that the Notes shall be secured equally and ratably with (or prior to) the obligations so secured for so long as such obligations are so secured.

          Any Lien created for the benefit of the Holders of the Notes pursuant to the preceding sentence shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien.

          SECTION 4.19. Limitation on Sale/Leaseback Transactions
                        -----------------------------------------

          The Company shall not, and shall not permit any Restricted Subsidiary to, enter into, Guarantee or otherwise become liable with respect to any Sale/Leaseback Transaction with respect to any property unless: (i) the Company or such Restricted Subsidiary would be entitled to (A) Incur Indebtedness in an amount equal to the Attributable Debt with respect to such Sale/Leaseback Transaction under Section 4.12 and (B) create a Lien on such property securing such Attributable Debt without equally and ratably securing the Notes under
Section 4.18; (ii) the net proceeds received by the Company or any Restricted Subsidiary in connection with such Sale/Leaseback Transaction are at least equal to the fair value (as determined by the Board of Directors) of such property; and (iii) the Company applies the proceeds of such transaction to the extent required by Section 4.15.

          SECTION 4.20. Certain Covenants of USS Financing
                        ----------------------------------

          USS Financing shall not (a) own any assets other than nominal equity capital, (b) incur any Indebtedness other than the Notes, (c) engage in any business other than the co-issuance of the Notes or (d) consolidate with or merge into any Person other than United States Steel Corporation.

          SECTION 4.21. Further Instruments and Acts
                        ----------------------------

          Upon reasonable request of the Trustee, the Issuers shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

                                 ARTICLE V

                    SUCCESSOR COMPANY AND SUCCESSOR GUARANTOR

          SECTION 5.1. When Company May Merge or Transfer Assets
                       -----------------------------------------

          The Company shall not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, directly or indirectly, all or substantially all its assets to, any Person, unless:

          (i) the resulting, surviving or transferee Person (the "Successor Company") shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) will expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Notes or the Guarantee thereof, as the case may be, and this Indenture;

          (ii) immediately after giving pro forma effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

          (iii)immediately after giving pro forma effect to such transaction, the Successor Company would be able to Incur an additional $1.00 of Indebtedness under Section 4.12(a);

          (iv) immediately after giving pro forma effect to such transaction, the Successor Company shall have Consolidated Net Worth in an amount that is not less than the Consolidated Net Worth of the Company immediately prior to such transaction;

          (v) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture; and

          (vi) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such transaction and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such transaction had not occurred;

provided, however, that clauses (iii) and (iv) will not be applicable to (A) a Restricted Subsidiary consolidating with, merging into or transferring all or part of its properties and assets to the Company or (B) the Company merging with an Affiliate of the Company solely for the purpose and with the sole effect of reincorporating the Company in another jurisdiction.

          The Successor Company shall be the successor to the Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture, and the Company, except in the case of a lease, shall be released from the obligation to pay the principal of and interest on the Notes.

          SECTION 5.2. When Guarantor May Merge or Transfer Assets
                       -------------------------------------------

          So long as the Guarantee in Article X is in effect, the Guarantor shall not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, directly or indirectly, all or substantially all its assets to, any Person, unless:

          (i) the resulting, surviving or transferee Person (the "Successor Guarantor") shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Guarantor (if not the Guarantor) shall expressly assume, by an indenture supplemental thereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Guarantor under the Notes and the Indenture;

          (ii) immediately after such transaction, no Default shall have occurred and be continuing;

          (iii)immediately after giving pro forma effect to such transaction, the Successor Guarantor shall have Consolidated Net Worth in an amount that is not less than the Consolidated Net Worth of the Guarantor immediately prior to such transaction;

          (iv) the Guarantor shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indentures; and

          (v) the Guarantor shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such transaction and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such transaction had not occurred;

provided, however, that clause (iii) will not be applicable to (A) a Restricted Subsidiary consolidating with, merging into or transferring all or part of its properties and assets to the Guarantor or (B) the Guarantor merging with an Affiliate of the Guarantor solely for the purpose and with the sole effect of reincorporating the Guarantor in another jurisdiction.

          The Successor Guarantor will be the successor to the Guarantor and shall succeed to, and be substituted for, and may exercise every right and power of, the Guarantor under the Indenture, and the predecessor Guarantor, except in the case of a lease, shall be released from its obligations under the Guarantee of the Notes.

                                 ARTICLE VI

                           DEFAULTS AND REMEDIES

          SECTION 6.1. Events of Default
                       -----------------

          An "Event of Default" occurs if:

          (i) the Company defaults in any payment of interest on any Note when the same becomes due and payable, and such default continues for a period of 30 days;

          (ii) the Company defaults in the payment of the principal of any Note when the same becomes due and payable at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise;

          (iii)the Company fails to comply with its obligations under Article
               V;

          (iv) the Company fails to comply with Section 4.4, any of Sections 4.9 through 4.19 (other than a failure to repurchase Notes when required pursuant to Section 4.11 or 4.15, which failure shall constitute an Event of Default under Section 6.1(ii)) and such failure continues for 30 days after the notice specified below;

          (v) the Company or the Guarantor fails to comply with any of its agreements in the Notes, the Guarantee or this Indenture (other than those referred to in (i), (ii), (iii) or (iv) above) and such failure continues for 60 days after the notice specified below;

     (vi) the Company or any Significant Subsidiary of the Company fails to pay any Indebtedness within any applicable grace period provided in such Indebtedness after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default if the total amount of such Indebtedness unpaid or accelerated exceeds $50 million or its foreign currency equivalent at the time;

     (vii)the Company, the Guarantor or a Significant Subsidiary of the Company pursuant to or within the meaning of any Bankruptcy Law:

                    (A) commences a voluntary case;

                    (B) consents to the entry of an order for relief against it in an involuntary case in which it is the debtor;

                    (C) consents to the appointment of a Custodian of it or for any substantial part of its property; or

                    (D) makes a general assignment for the benefit of its
               creditors;

or takes any comparable action under any foreign laws relating to insolvency;

     (viii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (A) is for relief against the Company, the Guarantor or any Significant Subsidiary of the Company in an involuntary case;

               (B) appoints a Custodian of the Company, the Guarantor or any Significant Subsidiary or for any substantial part of its property of the Company, the Guarantor or any Significant Subsidiary; or

               (C) orders the winding up or liquidation of the Company, the Guarantor or any Significant Subsidiary of the Company;

(or any similar relief is granted under any foreign laws) and the order, decree or relief remains unstayed and in effect for 90 days;

     (ix) any judgment or decree for the payment of money in excess of $50 million is rendered against the Company or any Significant Subsidiary of the Company, remains outstanding for a period of 60 days following such judgment and is not discharged, waived or stayed within 10 days after notice; or

     (x) prior to the Separation, the Guarantee with respect to the Notes shall cease for any reason to be in full force and effect (other than in accordance with its terms) or the Guarantor (or its successors or assigns) or any Person acting on behalf of the Guarantor (or its successors or assigns) shall deny or disaffirm its obligations under the Guarantee.

          The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

          The term "Bankruptcy Law" means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

          A Default under clause (iv) and (v) of this Section 6.1 is not an Event of Default until the Trustee by notice to the Issuers or the Holders of at least 25% in aggregate principal amount of the outstanding Notes by notice to the Company give notice of the Default and the Company does not cure such Default within the time specified in said clause (iv) and (v) after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

          The Issuers shall deliver to the Trustee, within 30 days after its knowledge of the occurrence thereof, written notice in the form of an Officers' Certificate of any Event of Default under clause (vi) or (x) of this Section 6.1 and any event which with the giving of notice or the lapse of time would become an Event of Default under clause (iv), (v) or (ix) of this Section 6.1 and what action the Issuers is taking or proposes to take with respect thereto.

          SECTION 6.2. Acceleration
                       ------------

          If an Event of Default (other than an Event of Default specified in Section 6.1(vii) or (viii) with respect to the Issuers) occurs and is continuing, the Trustee by notice to the Issuers, or the Holders of at least 25% in aggregate principal amount at maturity of the outstanding Notes by notice to the Issuers, may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.1(vii) or (viii) with respect to the Issuers occurs and is continuing, the principal of and accrued interest on all the Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. The Holders of a majority in aggregate principal amount at maturity of the outstanding Notes by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration and the Trustee has been paid all amounts then due to it pursuant to Section 7.7. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

          SECTION 6.3. Other Remedies
                       --------------

          If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

          The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are, to the extent permitted by law, cumulative.

          SECTION 6.4. Waiver of Past Defaults
                       -----------------------

          The Holders of a majority in aggregate principal amount at maturity of the Notes then outstanding by notice to the Trustee may waive any past or existing Default and its consequences except (i) a Default in the payment of the principal of or interest on a Note or (ii) a Default in respect of a provision that under Section 9.2 cannot be amended without the consent of each Noteholder affected. When a Default is waived, it is deemed cured, and any Event of Default arising therefrom shall be deemed to have been cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

          SECTION 6.5. Control by Majority
                       -------------------

          Upon provision of reasonable indemnity to the Trustee satisfactory to the Trustee, the Holders of a majority in aggregate principal amount of the Notes then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee, which may conclusively rely on opinions of counsel, may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.1, that the Trustee determines is unduly prejudicial to the rights of other Noteholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.

          SECTION 6.6. Limitation on Suits
                       -------------------

          A Holder may not pursue any remedy with respect to this Indenture or the Notes unless:

          (i) the Holder gives to the Trustee previous written notice stating that an Event of Default is continuing;

          (ii) the Holders of at least 25% in aggregate principal amount at maturity of the Notes then outstanding make a written request to the Trustee to pursue the remedy;

          (iii) such Holder or Holders offer to the Trustee reasonable security or indemnity satisfactory to it against any loss, liability or expense;

          (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

          (v) the Holders of a majority in aggregate principal amount of the Notes then outstanding do not give the Trustee a direction inconsistent with such request within such 60-day period.

          A Noteholder may not use this Indenture to prejudice the rights of another Noteholder or to obtain a preference or priority over another Noteholder.

          SECTION 6.7. Rights of Holders to Receive Payment
                       ------------------------------------

          Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the principal of and interest on the Notes held by such Holder, on or after the respective due dates expressed in the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

          SECTION 6.8. Collection Suit by Trustee
                       --------------------------

          If an Event of Default specified in Section 6.1(i) or (ii) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against any Issuer or the Guarantor for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.7.

          SECTION 6.9. Trustee May File Proofs of Claim
                       --------------------------------

          The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Noteholders allowed in any judicial proceedings relative to any Issuer, the Guarantor, its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other securities or property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts then due the Trustee under Section 7.7.

          SECTION 6.10. Priorities
                        ----------

          If the Trustee collects any money or property pursuant to this Article VI, it shall pay out the money or property in the following order:

          FIRST: to the Trustee for amounts then due under Section 7.7;

          SECOND:to Noteholders for amounts due and unpaid on the Notes for the principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for the principal and interest, respectively; and

          THIRD: to the Issuers or to such party as a court of competent jurisdiction shall direct.

          The Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section 6.10. At least 15 days before such record date, the Issuers shall mail to each Noteholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

          SECTION 6.11. Undertaking for Costs
                        ---------------------

          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee or a suit by a Holder pursuant to Section 6.7.

          SECTION 6.12. Waiver of Stay or Extension Laws
                        --------------------------------

          The Issuers (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuers (to the extent that it may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

                                ARTICLE VII

                                  Trustee

          SECTION 7.1. Duties of Trustee
                       -----------------

          (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

          (b) Except during the continuance of an Event of Default:

               (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and the TIA and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

               (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

          (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

               (i) this paragraph does not limit the effect of paragraph (b) of this Section 7.1;

               (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

               (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5.

          (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs
(a), (b) and (c) of this Section 7.1.

          (e) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

          (f) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.1 and to the provisions of the TIA.

          SECTION 7.2. Rights of Trustee
                       -----------------

          (a) The Trustee may conclusively rely upon, and shall be fully protected from acting or refraining from acting, on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it may request an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

          (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute willful misconduct or negligence.

          (e) The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

          (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

          (g) The Trustee shall not be charged with knowledge of any Default or Event of Default with respect to the Notes unless either (1) a Trust Officer shall have actual knowledge of such Default or Event of Default or (2) written notice of such Default or Event of Default making reference to this Indenture and to the Notes shall have been given to the Trustee by the Issuer or by any Holder of the Notes.

          (h) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

          (i) The Trustee may require any Paying Agent(s) to pay to it all sums held by such Agent upon the occurrences of an Event of Default.

          SECTION 7.3. Individual Rights of Trustee
                       ----------------------------

          The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuers or their respective Affiliates with the same rights it would have if it were not Trustee.

          Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

          SECTION 7.4. Money Held in Trust
                       -------------------

          Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

          SECTION 7.5. Trustee's Disclaimer
                       --------------------

          The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes. It shall not be accountable for the Issuers' use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuers in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee's certificate of authentication.

          SECTION 7.6. Notice of Defaults
                       ------------------

          If a Default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee must mail to each Noteholder notice of the Default within 90 days after it occurs. Except in the case of a Default in payment of principal of, premium (if any) or interest on any Note, the Trustee may withhold notice if and so long as a committee of its Trust Officers in good faith determines that withholding notice is not opposed to the interests of Noteholders.

          SECTION 7.7. Reports by Trustee to Holders
                       -----------------------------

          As promptly as practicable after each May 15 beginning with May 15 following the date of this Indenture, the Trustee shall mail to each Noteholder a brief report dated as of such May 15 that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b). The Trustee shall promptly deliver to the Issuer a copy of any report it delivers to Holders pursuant to this Section 7.6.

          A copy of each report at the time of its mailing to Noteholders shall be filed by the Trustee with the SEC and each stock exchange (if any) on which the Notes are listed. The Issuers agree to notify promptly the Trustee whenever the Notes become listed on any stock exchange and of any delisting thereof.

          SECTION 7.8. Compensation and Indemnity
                       --------------------------

          The Issuers shall pay to the Trustee from time to time such compensation for its services as the Issuers and the Trustee shall from time to time agree in writing. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuers shall reimburse the Trustee upon request for all reasonable and documented fees and expenses, including out-of-pocket expenses, incurred or made by it in connection with the performance of its duties hereunder, including costs of collection, in addition to such compensation for its services, except any such expense, disbursement or advance as may arise from its negligence, willful misconduct or bad faith, unless the Trustee shall have complied with the applicable standard of care required by the TIA. Such expenses shall include the reasonable compensation and documented out-of-pocket expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Trustee shall provide the Issuers reasonable notice of any expenditure not in the ordinary course of business; provided that prior approval by the Issuers of any such expenditure shall not be a requirement for the making of such expenditure nor for reimbursement by the Issuers thereof. The Issuers shall jointly and severally indemnify each of the Trustee and any predecessor Trustees against any and all loss, damage, claim, liability or expense and tax (including reasonable and documented attorneys' fees and out-of-pocket expenses) (other than taxes applicable to the Trustee's compensation hereunder) incurred by it in connection with the acceptance or administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Issuers promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuers shall not relieve the Issuers of their obligations hereunder. The Issuers shall defend the claim and the Trustee may have separate counsel, and the Issuers will pay the reasonable fees and expenses of such counsel. The Issuers need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own willful misconduct, negligence or bad faith, unless the Trustee shall have complied with the applicable standard of care required by the TIA.

          To secure the Issuers' payment obligations in this Section 7.7, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Notes.

          When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.1(vii) or (viii) with respect to the Issuers, the expenses are intended to constitute expenses of administration under the Bankruptcy Law, provided, however, that this shall not affect the Trustee's rights as set forth in the preceding paragraph or Section 6.10. The terms of this Section 7.8 shall survive the termination of this Indenture and the removal or resignation of the Trustee.

          SECTION 7.9. Replacement of Trustee
                       ----------------------

          The Trustee may resign at any time with 30 days notice to the Issuers. The Holders of a majority in principal amount of the Notes then outstanding, may remove the Trustee with 30 days notice to the Trustee and the Issuers and may appoint a successor Trustee. So long as no Default or Event of Default shall have occurred and been outstanding within the previous 12 month period, the Issuers may remove the Trustee at any time by appointing a successor Trustee that complies with Section 7.10.

          If the Trustee resigns, is removed by the Issuers or by the Holders of a majority in principal amount of the Notes and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Issuers shall promptly appoint a successor Trustee.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Noteholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.7.

          If a successor Trustee does not take office and deliver the written notice contemplated by this Section 7.9 within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Notes may, at the expense of the Issuers petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee fails to comply with Section 7.10, any Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          SECTION 7.10. Successor Trustee by Merger
                        ---------------------------

          If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee, provided that such corporation shall be eligible under this Article VII and TIA
Section 3.10(a).

          In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

          SECTION 7.11. Eligibility; Disqualification
                        -----------------------------

          The Trustee shall at all times satisfy the requirements of TIA Section 310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Issuers are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

          SECTION 7.12. Preferential Collection of Claims Against Issuers
                        -------------------------------------------------

          The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

                                ARTICLE VIII

                     Discharge of Indenture; Defeasance

          SECTION 8.1. Discharge of Liability on Notes; Defeasance
                       -------------------------------------------

          (a) When (i) the Issuers deliver to the Trustee all outstanding Notes (other than Notes replaced pursuant to Section 2.7) for cancellation or (ii) all outstanding Notes have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption pursuant to Article III hereof or the Notes will become due and payable at their Stated Maturity within 91 days, or the Notes are to be called for redemption within 91 days under arrangements satisfying the terms of this Indenture, and, in each case of this clause (ii), the Issuers irrevocably deposit or cause to be deposited with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding Notes, including interest thereon to maturity or such redemption date (other than Notes replaced pursuant to Section 2.7), and if in either case the Issuers pay all other sums payable hereunder by the Issuers, then this Indenture shall, subject to Section 8.1(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Issuers accompanied by an Officers' Certificate and an Opinion of Counsel from the Issuers that all conditions precedent provided herein for relating to satisfaction and discharge of this Indenture have been complied with and at the cost and expense of the Issuers.

          (b) Subject to Sections 8.1(c) and 8.2, the Issuers at any time may terminate (i) all of their obligations (and the obligations of the Guarantor in respect of the Guarantee with respect to the Notes) under the Notes and this Indenture ("legal defeasance option") or (ii) their obligations under Sections
4.2 through 4.19 and the operation of Sections 5.1(iii), 6.1(vi), 6.1(vii) (but only with respect to a Significant Subsidiary), 6.1(viii) (but only with respect to a Significant Subsidiary) and 6.1(ix) ("covenant defeasance option"). The Issuers may exercise their legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

          If the Issuers exercise their legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default. If the Issuers exercise its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in Section 6.1(iv), 6.1(vi), 6.1(vii) (but only with respect to a Significant Subsidiary), 6.1(viii) (but only with respect to a Significant Subsidiary), 6.1(ix) or because of the failure of the Issuers to comply with Section 5.1(iii).

          Upon satisfaction of the conditions set forth herein and upon request of the Issuers, the Trustee shall acknowledge in writing the discharge of those obligations that the Issuers terminate.

          (c) Notwithstanding clauses (a) and (b) above, the Issuers' obligations in Sections 2.3, 2.4, 2.5, 2.7, 4.1, Sections 4.2 through 4.19, 7.7, 7.8, 8.4, 8.5 and 8.6 (and the obligations of the Guarantor in respect of the Guarantee with respect to the Notes) shall survive until the Notes have been paid in full. Thereafter, the Issuers' obligations in Sections 7.7, 8.4 and 8.5 shall survive.

          SECTION 8.2. Conditions to Defeasance
                       ------------------------

          The Issuers may exercise the legal defeasance option or the covenant defeasance option only if:

          (i) the Issuers irrevocably deposit or cause to be deposited in trust with the Trustee money or U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all outstanding Notes (except Notes replaced pursuant to Section 2.7) to maturity or redemption, as the case may be;

          (ii) the Issuers deliver to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all outstanding Notes (except Notes replaced pursuant to Section 2.7) to maturity or redemption, as the case may be;

          (iii)123 days pass after the deposit is made and during the 123-day period no Default specified in Section 6.1(7) or (8) with respect to the Issuers occurs which is continuing at the end of the period;

          (iv) the deposit does not constitute a default under any other material agreement binding on the Issuers;

          (v) the Issuers deliver to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

          (vi) in the case of the legal defeasance option, the Issuers shall have delivered to the Trustee an Opinion of Counsel stating that
               (i) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Noteholders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

          (vii)in the case of the covenant defeasance option, the Issuers shall have delivered to the Trustee an Opinion of Counsel to the effect that the Noteholders will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and covenant defeasance had not occurred; and

          (viii)the Issuers deliver to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Notes as contemplated by this Article VIII have been complied with.

          Before or after a deposit, the Issuers may make arrangements satisfactory to the Trustee for the redemption of Notes at a future date in accordance with Article III.

          SECTION 8.3. Application of Trust Money
                       --------------------------

          The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article VIII. It shall apply the deposited money and the money from U.S. Government Obligations either directly or through the Paying Agent as the Trustee may determine and in accordance with this Indenture to the payment of principal of and interest on the Notes.

          SECTION 8.4. Repayment to Issuers
                       --------------------

          The Trustee and the Paying Agent shall promptly turn over to the Issuers upon request any excess money or securities held by them at any time.

          Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Issuers upon written request any money held by them for the payment of principal or interest that remains unclaimed for one year after such principal and interest have become due and payable, and, thereafter, Noteholders entitled to the money must look to the Issuers for payment as general creditors.

          SECTION 8.5. Indemnity for Government Obligations
                       ------------------------------------

          The Issuers and the Guarantor shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations other than any such tax, fee or other charge which by law is for the account of the Holders of the defeased Notes; provided that the Trustee shall be entitled to charge any such tax, fee or other charge to such Holder's account.

          SECTION 8.6. Reinstatement
                       -------------

          If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuers' and the Guarantor's obligations under this Indenture, the Notes and the Guarantee with respect to the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article VIII; provided, however, that, (a) if the Issuers or the Guarantor have made any payment of interest on or principal of any Notes following the reinstatement of their obligations, the Issuers or the Guarantor shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent and (b) unless otherwise required by any legal proceeding or any order or judgment of any court or governmental authority, the Trustee or Paying Agent shall return all such money and U.S. Government Obligations to the Issuers or the Guarantor promptly after receiving a written request therefor at any time, if such reinstatement of the Issuers' and the Guarantor's obligations has occurred and continues to be in effect.

                                 ARTICLE IX

                                 AMENDMENTS

          SECTION 9.1. Without Consent of Holders
                       --------------------------

          The Issuers, the Guarantor and the Trustee may amend this Indenture, the Notes or the Guarantee with respect to the Notes without notice to or consent of any Noteholder:

          (i)  to cure any ambiguity, omission, defect or inconsistency;

          (ii) to comply with Article V;

          (iii)to provide for uncertificated Notes in addition to or in place of certificated Notes (provided, however, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Notes are as described in Section 163(f)(2)(B) of the Code);

          (iv) to add Guarantees with respect to the Notes;

          (v)  to secure the Notes;

          (vi) to add to the covenants of the Issuers for the benefit of the Noteholders or to surrender any right or power herein conferred upon the Issuers;

          (vii) to make any change that does not materially and adversely affect the rights of any Noteholder; and

          (viii) to comply with any requirements of the SEC in connection with qualifying this Indenture under the TIA.

          After an amendment under this Section 9.1 becomes effective, the Issuers shall mail to Noteholders a notice briefly describing such amendment. The failure to give such notice to all Noteholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.1.

          SECTION 9.2. With Consent of Holders
                       -----------------------

          The Issuers, the Guarantor and the Trustee may amend this Indenture, the Notes or the Guarantee with respect to the Notes without notice to any Noteholder but with the written consent of the Holders of at least a majority in principal amount at maturity of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange for Notes). However, without the consent of each Noteholder of an outstanding Note affected, an amendment may not:

          (i) reduce the amount of Notes whose Holders must consent to an amendment;

          (ii) reduce the rate of or extend the time for payment of interest on any Note;

          (iii) reduce the principal of or extend the Stated Maturity of any Note;

          (iv) reduce the amount payable upon the redemption of any Note or change the time at which any Note may be redeemed in accordance with Article III;

          (v) make any Note payable in currency other than that stated in the Note;

          (vi) impair the right of any Holder to receive payment of principal of and interest on such Holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Notes;

          (vii) make any change in this second sentence of Section 9.2;

          (viii) make any change in the ranking or priority of the Notes that would adversely affect the Noteholders; and

          (ix) make any change in the Guarantee that would adversely affect the Holders.

          It shall not be necessary for the consent of the Holders under this
Section 9.2 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment under this Section 9.2 becomes effective, the Issuers shall mail to Noteholders a notice briefly describing such amendment. The failure to give such notice to all Noteholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.2.

          SECTION 9.3. Compliance with Trust Indenture Act
                       -----------------------------------

          Every amendment to this Indenture or the Notes shall comply with the TIA as then in effect.

          SECTION 9.4. Revocation and Effect of Consents and Waivers
                       ---------------------------------------------

          A consent to an amendment or a waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent or waiver is not made on the Note. After an amendment or waiver becomes effective, it shall bind every Noteholder.

          The Issuers may, but shall not be obligated to, fix a record date for the purpose of determining the Noteholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Noteholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

          SECTION 9.5. Notation on or Exchange of Notes
                       --------------------------------

          If an amendment changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the Holder. Alternatively, if the Issuers or the Trustee so determine, the Issuers in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment.

          SECTION 9.6. Trustee to Sign Amendments
                       --------------------------

          The Trustee shall sign any amendment authorized pursuant to this
Article IX if the amendment does not materially and adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.1) shall be fully protected in relying upon, in addition to the documents required by Section 11.4, an Officers' Certificate and an Opinion of Counsel stating that such amendment complies with the provisions of this Article IX; provided, however, that Holders who do not consent, waive or agree to amend this Indenture in the time frame set forth in such solicitation documents shall not be entitled to any consideration offered for timely consent, waiver or amendment, even if the consent, waiver or amendment is agreed to by sufficient Holders to approve such consent, waiver or amendment to this Indenture.

          SECTION 9.7. Payment for Consent
                       -------------------

          Neither the Issuers, the Guarantor nor any affiliate of any Issuer shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for, or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

                                 ARTICLE X

                                 Guarantee

          SECTION 10.1. Guarantee
                        ---------

          Subject to the next paragraph, until the Separation Date, the Guarantor shall fully and unconditionally guarantee, on a senior unsecured basis, to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the Obligations of the Issuers under this Indenture or the Notes, that: (i) the principal of, premium, if any, and interest, if any, on the Notes will be paid in full when due, whether at the maturity or interest payment or redemption date, by acceleration, call for redemption, offer to purchase or otherwise, and interest on the overdue principal of, premium, and interest, if any, on the Notes and all other Obligations of the Issuers to the Holders or the Trustee under this Indenture or the Notes will be promptly paid in full or performed, all in accordance with the terms of this Indenture and the Notes; (ii) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, they will be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration or otherwise; and (iii) any and all costs and expenses (including reasonable and documented attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under the Guarantee with respect to the Notes will be paid. Failing payment when due of any amount so guaranteed for whatever reason, the Guarantor will be obligated (subject to any grace periods allowed pursuant to Section 6.1 hereof) to pay the same whether or not such failure to pay has become an Event of Default which could cause acceleration pursuant to Section 6.2 hereof. An Event of Default under this Indenture or the Notes shall constitute an event of default under the Guarantee of the Notes, and shall entitle the Holders of Notes to accelerate the Obligations of the Guarantor hereunder in the same manner and to the same extent as the Obligations of the Issuers. The Guarantor agrees that its Obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuers, any action to enforce the same or any other circumstance (other than payment) that might otherwise constitute a legal or equitable discharge or defense of the Guarantor. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of either or both of the Issuers, protest, notice and all demands whatsoever and covenants that its Guarantee with respect to the Notes will not be discharged except by complete performance of its Obligations under the Notes and this Indenture. Notwithstanding the provisions of Section 10.2, if any Holder or the Trustee is required by any court or otherwise to return to any Issuer, the Guarantor or any custodian, trustee, liquidator or other similar official acting in relation to either any Issuer or the Guarantor any amount paid by any such entity to the Trustee or such Holder, this Guarantee of the Notes, to the extent theretofore discharged, shall be reinstated in full force and effect. The Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holder in respect of any Obligations guaranteed hereby until payment in full of all

Obligations guaranteed hereby. The Guarantor agrees that, as between it, on the one hand, and the Holders of Notes and the Trustee, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in
Article 6 hereof for the purposes hereof, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any acceleration of such Obligations as provided in Article 6 hereof, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purpose of such Guarantee of the Notes.

          If the Separation Date does not occur on or before December 31, 2002 or if the Board of Directors determines not to proceed with the Separation, the Guarantee of the Notes by the Guarantor shall stay in effect until the Notes have been paid in full.

          Each Holder of a Note by its acceptance thereof agrees to and shall be bound by the provisions of this Section 10.1.

          SECTION 10.2. Release of Guarantor
                        --------------------

          Upon the occurrence of the earlier of (i) the Separation Date (if the Separation Date occurs on or prior to December 31, 2002) or (ii) the payment in full of all of the Issuers' Obligations under the Notes and this Indenture (other than with respect to any indemnification obligations), the Guarantor shall be released from and relieved of its Obligations with respect to the Notes under this Article X.

                                 ARTICLE XI

                               MISCELLANEOUS

          SECTION 11.1. Trust Indenture Act Controls
                        ----------------------------

          If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the provision required by the TIA shall control.

          SECTION 11.2. Notices
                        -------

          Any notice or communication shall be in writing and be effective upon receipt or refusal of delivery at the following addresses:

                   if to any Issuer:

                   United States Steel LLC
                   600 Grand Street
                   Pittsburgh, PA 15219-4776

                   Attention:  Vice President - Finance and Accounting
                   Facsimile:  412-433-1131

                   if to the Trustee:

                   The Bank of New York
                   101 Barclay Street
                   Floor 21 West
                   New York, New York  10286

                   Attention:  Corporate Trust Trustee Administration
                   Facsimile:  (212) 815-5915 or (212) 815-5917

          The Issuers or the Trustee by notice to the others may designate additional or different addresses for subsequent notices or communications.

          Any notice or communication mailed to a Noteholder shall be mailed to the Noteholder at the Noteholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

          Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

          SECTION 11.3. Communication by Holders with Other Holders
                        -------------------------------------------

          Noteholders may communicate pursuant to TIA Section 312(b) with other Noteholders with respect to their rights under this Indenture or the Notes. The Issuers, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

          SECTION 11.4. Certificate and Opinion as to Conditions Precedent
                        --------------------------------------------------

          Upon any request or application by the Issuers to the Trustee to take or refrain from taking any action under this Indenture, the Issuers shall furnish to the Trustee:

          (i) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signer, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (ii) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

          SECTION 11.5. Statements Required in Certificate or Opinion
                        ---------------------------------------------

          Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

          (i) a statement that the individual making such certificate or opinion has read such covenant or condition;

          (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (iii)a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (iv) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

          SECTION 11.6. When Notes Disregarded
                        ----------------------

          In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuers or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuers shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Trust Officer of the Trustee knows are so owned shall be so disregarded. Also, subject to the foregoing, only Notes outstanding at the time shall be considered in any such determination.

          SECTION 11.7. Rules by Trustee, Paying Agent and Registrar
                        --------------------------------------------

          The Trustee may make reasonable rules for action by or at a meeting of Noteholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

          SECTION 11.8. Legal Holidays
                        --------------

          A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

          SECTION 11.9. GOVERNING LAW. THIS INDENTURE, THE NOTES AND THE
                        -------------
GUARANTEE OF THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          SECTION 11.10. No Recourse Against Others
                         --------------------------

          No director, officer, employee, member, incorporator or stockholder of any Issuer or the Guarantor, as such, shall have any liability for any obligations of any Issuer or the Guarantor under the Notes, this Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. This waiver and release are part of the consideration for issuance of the Notes.

          SECTION 11.11. Successors
                         ----------

          All agreements of the Issuers and the Guarantor in this Indenture and the Notes shall bind their successors. All agreements of the Trustee in this Indenture shall bind its successors.

          SECTION 11.12. Multiple Originals
                         ------------------

          The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

          SECTION 11.13. Qualification of Indenture
                         --------------------------

          The Issuers shall qualify this Indenture under the TIA in accordance with the terms and conditions of the Registration Rights Agreement and shall pay all reasonable costs and expenses (including attorneys' fees for the Issuers, the Trustee and the Holders) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of this Indenture and the Notes. The Trustee shall be entitled to receive from the Issuers any such Officers' Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the TIA.

          SECTION 11.14. Table of Contents; Cross-Reference Sheet; Headings
                         --------------------------------------------------

          The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

          SECTION 11.15. Severability
                         ------------

          In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby.

          IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

                                    Issuers:
                                    --------

                                    UNITED STATES STEEL LLC


                                    By:  /s/ Gretchen R. Haggerty
                                         ---------------------------------------
                                         Name:   Gretchen R. Haggerty
                                         Title:  Vice President - Accounting
                                                 & Finance


                                    UNITED STATES STEEL FINANCING CORP.


                                    By:  /s/ R. M. Stanton
                                          --------------------------------------
                                         Name:   R. M. Stanton
                                         Title:  President


                                    Guarantor:
                                    ---------

                                    USX CORPORATION


                                    By:  /s/ M. J. Hatcher
                                         ---------------------------------------
                                         Name:   M. J. Hatcher
                                         Title:  Assistant Treasurer -
                                                 Corporate Finance


                                    Trustee:
                                    --------

                                    THE BANK OF NEW YORK


                                    By:  /s/ Terence Rawlins
                                         ---------------------------------------
                                         Name:   Terence Rawlins
                                         Title:  Vice President

                                    EXHIBIT A

                                 (Face of Note)

   [Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]
 [Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

                             UNITED STATES STEEL LLC

                                       and

                       UNITED STATES STEEL FINANCING CORP.

No.                                                  Principal Amount $
   ----                                                                ---------

                                                     CUSIP NO.
                                                               -----------------

                     10 3/4% Senior Notes due August 1, 2008

          United States Steel LLC, a Delaware limited liability company, and United States Steel Financing Corp., a Delaware corporation, promise to pay to Cede & Co., or registered assigns, the principal sum of
                                                        ------------------------
Dollars on August 1, 2008.

          Interest Payment Dates: February 1 and August 1.

          Record Dates: January 15 and July 15.

          Additional provisions of this Note are set forth on the other side of this Note.

Dated:                                       UNITED STATES STEEL LLC


                                             By:
                                                 -------------------------------
                                                   Name:
                                                   Title:

                                             UNITED STATES STEEL FINANCING CORP.


                                             By:
                                                 -------------------------------
                                                   Name:
                                                   Title:

TRUSTEE'S CERTIFICATE OF
 AUTHENTICATION

This is one of the Notes
referred to in the Indenture.

THE BANK OF NEW YORK
 as Trustee

By:
    --------------------------------------------------
    Authorized Signatory

                                (Reverse of Note)

                     10 3/4% Senior Notes due August 1, 2008

1.   Interest

          United States Steel LLC, a Delaware limited liability company (the "Company"), and United States Steel Financing Corp., a Delaware corporation ("USS Financing", and together with the Company, the "Issuers"), promise to pay interest on the principal amount of this Note at the rate per annum shown above; provided, however, that if a Registration Default (as defined in the Registration Rights Agreement) occurs, additional cash interest will accrue on this Note at a rate of 0.25% per annum for the first 90-day period immediately following the occurrence of the Registration Default, and such rate shall increase by an additional 0.25% per annum until all Registration Defaults have been cured, calculated on the principal of this Note as of the date on which such interest is payable; provided, however, that in no event shall the aggregate amount of such additional interest exceed 1.0% per annum. Such interest is payable in addition to any other interest payable from time to time with respect to this Note. The Trustee will not be deemed to have notice of a Registration Default until it shall have received actual notice of such Registration Default from the Issuers.

          The Issuers shall pay accrued interest semi-annually on each February 1 and August 1 commencing February 1, 2002 or if any such day is not a Business Day (as defined in the Indenture referred to below), on the next Business Day. The Issuers shall pay interest on overdue principal at 1% per annum in excess of the rate borne by the Notes to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.   Method of Payment

          By at least 11:00 a.m. prevailing Eastern (U.S.) time on the date on which any principal of or interest on any Note is due and payable, the Issuers shall irrevocably deposit with the Trustee or the Paying Agent money sufficient to pay such principal and/or interest. The Issuers will pay interest (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on January 15 or July 15 next preceding the interest payment date even if Notes are cancelled, repurchased or redeemed after the record date and on or before the interest payment date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Issuers will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts by wire transfer of immediately available funds to the U.S. dollar accounts with a bank in the United States specified by the Holder hereof or, if no such account is specified, by mailing a check to the Holder's registered address.

3.   Paying Agent and Registrar

          Initially, the Company will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice to any Noteholder. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent.

4.   Indenture

          The Issuers issued the Notes under an Indenture dated as of July 27, 2001 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the "Indenture"), among the Issuers, USX Corporation, a Delaware corporation (the "Guarantor") and The Bank of New York, a New York banking corporation ("the Trustee"). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture (the "TIA"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Noteholders are referred to the Indenture and the TIA for a statement of those terms.

          The Notes are senior unsecured obligations of the Issuers limited to $385,000,000 aggregate principal amount at maturity (subject to Section 2.1(a) of the Indenture, which, inter alia, allows for the issuance of Additional Notes in some circumstances).

          The Notes include the Initial Notes, any Private Exchange Note and Exchange Notes issued in exchange for the Initial Notes pursuant to the Indenture and the Registration Rights Agreement, and any Additional Notes actually issued. The Initial Notes, the Private Exchange Notes, the Exchange Notes and any Additional Notes actually issued are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the Incurrence of Indebtedness by the Company and its Restricted Subsidiaries, the payment of dividends and other distributions on the Capital Stock of Company and its Restricted Subsidiaries, the purchase or redemption of Capital Stock of the Company and Capital Stock of its Restricted Subsidiaries, the sale or transfer of assets and Capital Stock of Restricted Subsidiaries, the issuance or sale of Capital Stock of Restricted Subsidiaries, transactions with Affiliates, the incurrence of Liens and certain Sale/Leaseback Transactions. In addition, the Indenture limits the ability of the Company and its Restricted Subsidiaries to restrict distributions and dividends from Restricted Subsidiaries.

5.   Optional Redemption

          Except as set forth in the following paragraphs, the Notes will not be redeemable at the option of the Issuers prior to the Stated Maturity.

          Before August 1, 2004, the Issuers may at their option on one or more occasions, upon not less than 30 nor more than 60 days' notice, redeem the Notes in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the Notes originally issued at a redemption price (expressed as a percentage of principal amount) of 110.75%, plus accrued and unpaid interest to the redemption date, with the net cash proceeds from one or more Public Equity Offerings; provided that

          (i) at least 65% of such aggregate principal amount originally issued of the Notes remains outstanding immediately after the occurrence of each such redemption (other than Notes held, directly or indirectly, by the Company or its Affiliates); and

          (ii) each such redemption occurs within 60 days after the date of the related Public Equity Offering.

          Further, at any time on or prior to December 31, 2002, the Issuers may, at their option, give written notice to redeem the Notes, which notice shall be no less than 30 nor more than 60 days prior to the redemption date, in whole or in part at a redemption price (expressed as a percentage of principal amount) of 101%, plus accrued and unpaid interest to the redemption date; provided that

          (i) the Board of Directors shall have determined not to proceed with the Separation (and the Guarantee of the Guarantor shall stay in effect until the Notes are fully paid);

          (ii) if the Issuers elect to redeem the Notes in part, they may redeem up to an aggregate principal amount not to exceed 35% of the aggregate principal amount of the Notes originally issued; and

          (iii) at least 65% of such aggregate principal amount originally issued of the Notes remains outstanding immediately after the occurrence of each such redemption (other than Notes held, directly or indirectly, by the Issuers or their Affiliates).

6.   Notice of Redemption

          Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date by first-class mail to each Holder of Notes to be redeemed at his registered address. Notes in denominations of principal amount larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued and unpaid interest on all Notes (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Notes (or such portions thereof) called for redemption.

7.   Put Provisions

          Upon a Change of Control, any Holder of Notes will have the right to cause the Issuers to repurchase all or any part of the Notes of such Holder at a repurchase price equal to 101% of the principal amount thereof as of the date of repurchase, plus accrued and unpaid interest, if any, to the date of repurchase as provided in, and subject to the terms of, the Indenture.

8.   Registration Rights

          The Issuers are parties to a Registration Rights Agreement, dated as of July 27, 2001, among the Issuers, Credit Suisse First Boston Corporation, J.P. Morgan Securities Inc., Lehman Brothers Inc., Salomon Smith Barney Inc., BNY Capital Markets, Inc., Mellon Financial Markets, Inc., NatCity Investments, Inc., PNC Capital Markets, Inc. and Scotia Capital (USA) Inc. pursuant to which they are obligated to pay additional interest upon the occurrence of certain Registration Defaults (as defined therein).

9.   Denominations; Transfer; Exchange

          The Notes are in registered form without coupons in denominations of principal amount of $1,000 and whole multiples of $1,000. A Holder may register, transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange (i) any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) for a period beginning 15 business days before a selection of Notes to be redeemed and ending on the date of such selection or (ii) any Notes for a period beginning on a record date and ending on the next succeeding interest payment date.

10.  Persons Deemed Owners

          The registered holder of this Note may be treated as the owner of it for all purposes.

11.  Unclaimed Money

          If money for the payment of principal or interest remains unclaimed for one year after the date of payment of principal and interest, the Trustee or Paying Agent shall pay the money back to the Issuers at their request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Issuers and not to the Trustee for payment.

12.  Defeasance

          Subject to certain conditions set forth in the Indenture, the Issuers at any time may terminate some or all of their obligations under the Notes and the Indenture if the Issuers deposit with the Trustee money or U.S. Government Obligations for the payment of principal of and interest on the Notes to redemption or maturity, as the case may be.

13.  Amendment, Waiver

          Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended with the written consent of the Holders of at least a majority in principal amount at maturity of the outstanding Notes and
(ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount at maturity of the outstanding Notes. Subject to certain exceptions set forth in the Indenture, without the consent of any Noteholder, the Issuers and the Trustee may amend the Indenture or the Notes to cure any ambiguity, omission, defect or inconsistency, or to comply with Article V of the Indenture, or to provide for uncertificated Notes in addition to or in place of certificated Notes, or to add guarantees with respect to the Notes or to secure the Notes, or to add additional covenants of or surrender rights and powers conferred on the Issuers, or to make any change that does not materially and adversely affect the rights of any Noteholder, or to comply with any request of the SEC in connection with qualifying the Indenture under the TIA.

14.  Defaults and Remedies

          Under the Indenture, Events of Default include (i) a default in any payment of interest on any Note when due, continued for 30 days, (ii) a default in the payment of principal of any Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration of acceleration or otherwise, (iii) the failure by the Company to comply with its obligations under Article V of the Indenture, (iv) the failure by the Company to comply for 30 days after notice with any of its obligations under Section 4.4 or any of Sections 4.9 through 4.19 of the Indenture (in each case, other than a failure to repurchase Notes), (v) the failure by the Company or the Guarantor to comply for 60 days after notice with its other agreements contained in the Indenture,
(vi) the failure by the Company or any Significant Subsidiary of the Company to pay any Indebtedness within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default if the total amount of such Indebtedness unpaid or accelerated exceeds $50 million or its foreign currency equivalent, (vii) certain events of bankruptcy, insolvency or reorganization of the Company, the Guarantor or any Significant Subsidiary of the Company, (viii) any judgment or decree for the payment of money in excess of $50 million is rendered against the Company or any Significant Subsidiary of the Company, remains outstanding for a period of 60 days following such judgment and is not discharged, waived or stayed within 10 days after notice, or (ix) prior to the Separation, the Guarantee with respect to the Notes ceases for any reason to be in full force and effect (other than in accordance with its terms) or the Guarantor denies or disaffirms its obligations under the Guarantee. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Notes may declare all the Notes to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default that will result in the Notes being due and payable immediately upon the occurrence of such Events of Default.

          Noteholders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Noteholders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal or interest) if it determines that withholding notice is not opposed to their interest.

15.  Guarantee of the Notes

          Subject to the next paragraph, prior to the Separation, payment of principal, premium, if any, and interest, if any (including interest on overdue principal and overdue interest, if lawful), on the Notes is fully and unconditionally guaranteed by the Guarantor pursuant to, and subject to the terms of, Article X of the Indenture.

          If the Separation Date does not occur on or before December 31, 2002 or if the Board of Directors determines not to proceed with the Separation, the Guarantee of the Notes by the Guarantor shall stay in effect until the Notes have been paid in full.

16.  Trustee Dealings with the Issuers

          Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Issuers or their respective Affiliates and may otherwise deal with the Issuers or their respective Affiliates with the same rights it would have if it were not Trustee.

17.  No Recourse Against Others

          No director, officer, employee, member, incorporator or stockholder of the Issuers or the Guarantor, as such, shall have any liability for any obligations of the Issuers under the Notes, the Guarantee, the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. This waiver and release are part of the consideration for issuance of the Notes.

18.  Authentication

          This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Note.

19.  Abbreviations

          Customary abbreviations may be used in the name of a Noteholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian) and U/G/M/A (=Uniform Gift to Minors Act).

20.  CUSIP Numbers

          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Issuers have caused CUSIP numbers to be printed on the Notes and have directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Noteholders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

21.  GOVERNING LAW

          THIS NOTE AND THE GUARANTEE OF THE NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                         NOTATION RELATING TO GUARANTEE

          The undersigned (the "Guarantor") has fully and unconditionally guaranteed, on a senior unsecured basis (the "Guarantee"), that: (i) the principal of, premium, if any, and interest, if any, on the Notes will be paid in full when due, whether at the maturity or interest payment or redemption date, by acceleration, call for redemption, offer to purchase or otherwise, and interest on the overdue principal of, premium, and interest, if any, on the Notes and all other Obligations of the Issuers to the Holders of the Notes or the Trustee under the Indenture or the Notes will be promptly paid in full or performed, all in accordance with Article X of the Indenture and the Notes; (ii) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, they will be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration or otherwise; and (iii) any and all costs and expenses (including reasonable and documented attorneys' fees) incurred by the Trustee or any Holder of the Notes in enforcing any rights under this Guarantee with respect to the Notes will be paid.

          If the Separation Date does not occur on or before December 31, 2002 or if the Board of Directors determines not to proceed with the Separation, this Guarantee shall stay in effect until the Notes have been paid in full.

          The obligations of the undersigned to the Holders of the Notes and to the Trustee are expressly set forth in Article X to the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee.

Date:  July 27, 2001                                 USX CORPORATION


                                                     --------------------
                                                     By:
                                                     Title:

                                 ASSIGNMENT FORM

                  To assign this Note, fill in the form below:

                  I or we assign and transfer this Note to:

                  --------------------------------------

                  --------------------------------------

                  --------------------------------------

              (Print or type assignee's name, address and zip code)

                  (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint                      as agent to transfer this Note on
                        --------------------
the books of the Issuers. The agent may substitute another to act for him.

--------------------------------------------------------------------------------

Date:                                Your Signature:
      ------------------------                      ----------------------------

                                                    Sign exactly as your name
                                                    appears on the face of
                                                    this Note.

Signature Guarantee:
                     -------------------------------

(Signature must be guaranteed by a participant in a recognized Signature Guarantee Medallion Program or other signature guarantor program reasonably acceptable to the Trustee)

                       OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuers pursuant to
Section 4.11 or 4.15 of the Indenture, check the appropriate box:

                                Section 4.11 [ ]

                                Section 4.15 [ ]

If you want to elect to have only part of this Note purchased by the Issuers pursuant to Section 4.11 or 4.15 of the Indenture, state the amount you elect to have purchased (must be integral multiple of $1,000): $


--------------------------------------------------------------------------------

Date:                                Your Signature:
      ------------------------                      ----------------------------

                                                    Sign exactly as your name
                                                    appears on the face of
                                                    this Note.

Signature Guarantee:
                     -------------------------------

(Signature must be guaranteed by a participant in a recognized Signature Guarantee Medallion Program or other signature guarantor program reasonably acceptable to the Trustee)

                        [TO BE ATTACHED TO GLOBAL NOTES]

              SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

           The following increases or decreases in this Global Note have been made:

                                                                                           Signature of
            Amount of decrease in    Amount of increase in    Principal Amount of this     authorized officer of
Date of     Principal Amount of      Principal Amount of      Global Note following        Trustee or Notes
Exchange    this Global Note         this Global Note         such decrease or increase    Custodian
--------    ---------------------    ---------------------    -------------------------    ---------------------


                                    EXHIBIT B

                         FORM OF CERTIFICATE OF TRANSFER

United States Steel LLC
600 Grant Street
Pittsburgh, PA  15219-4776
Attention:  Vice President - Finance and Accounting

The Bank of New York
101 Barclay Street
Floor 21 West
New York, NY  10286
Attention: Corporate Trust Trustee Administration

          Re: 10 3/4% Senior Notes due August 1, 2008
              ---------------------------------------

          Reference is hereby made to the Indenture, dated as of July [ ], 2001 (the "Indenture"), among United States Steel LLC (the "Company"), United States Steel Financing Corp. ("USS Financing", and together with the Company, the "Issuers"), USX Corporation (the "Guarantor") and The Bank of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                             (the "Transferor") owns and proposes to transfer
          ------------------
the Note[s] or interest in such Note[s] specified in Annex A hereto, in the
principal amount of $        in such Note[s] or interests (the "Transfer"), to
                     -------
            (the "Transferee"), as further specified in Annex A hereto. In
-----------
connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. [ ] Check if Transferee will take delivery of a beneficial interest in the
       ----------------------------------------------------------------------
144A Global Note or a Definitive Note Pursuant to Rule 144A. The Transfer is
-----------------------------------------------------------
being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

2. [ ] Check if Transferee will take delivery of a beneficial interest in the
       ----------------------------------------------------------------------
Regulation S Global Note or a Definitive Note pursuant to Regulation S. The
----------------------------------------------------------------------
Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Distribution Compliance Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

3. [ ] Check and complete if Transferee will take delivery of a beneficial
       -------------------------------------------------------------------
interest in a Definitive Note pursuant to any provision of the Securities Act
-----------------------------------------------------------------------------
other than Rule 144A or Regulation S. The Transfer is being effected in
------------------------------------
compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

          (a) [ ] such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                       or

          (b) [ ] such Transfer is being effected to the Issuers or any of their respective subsidiaries thereof;

                                       or

          (c) [ ] such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.

4. [ ] Check if Transferee will take delivery of a beneficial interest in an
       ---------------------------------------------------------------------
Unrestricted Global Note or of an Unrestricted Definitive Note.
--------------------------------------------------------------

          (a) [ ] Check if Transfer is Pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

          (b) [ ] Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

          (c) [ ]Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

          This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

                                                     ---------------------------
                                                     [Insert Name of Transferor]


                                                     By:
                                                         -----------------------
                                                         Name:
                                                         Title:
Dated:
       ----------, ---

                       ANNEX A TO CERTIFICATE OF TRANSFER

1.   The Transferor owns and proposes to transfer the following:

                            [CHECK ONE OF (a) OR (b)]

          (a)  [ ] a beneficial interest in the:

               (i)   [ ] 144A Global Note (CUSIP        ), or
                                               --------

               (ii)  [ ] Regulation S Global Note (CUSIP        ); or
                                                       --------

          (b)  [ ] a Restricted Definitive Note.

2.   After the Transfer the Transferee will hold:

                                   [CHECK ONE]

          (c)  [ ] a beneficial interest in the:

               (i)   [ ] 144A Global Note (CUSIP        ), or
                                                -------

               (ii)  [ ] Regulation S Global Note (CUSIP        ), or
                                                        -------

               (iii) [ ] Unrestricted Global Note (CUSIP        ); or
                                                         -------

          (d)  [ ] a Restricted Definitive Note; or

          (e)  [ ] an Unrestricted Definitive Note,

               in   accordance with the terms of the Indenture.

                                    EXHIBIT C

                         FORM OF CERTIFICATE OF EXCHANGE

United States Steel LLC
600 Grant Street
Pittsburgh, PA  15219-4776
Attention:  Vice President - Finance and Accounting

The Bank of New York
101 Barclay Street
Floor 21 West
New York, NY  10286
Attention:  Corporate Trust Trustee Administration]

          Re: 10 3/4 % Senior Notes due August 1, 2008
              ----------------------------------------

                          (CUSIP                     )
                                 --------------------

          Reference is hereby made to the Indenture, dated as of July [ ], 2001 (the "Indenture"), among United States Steel LLC (the "Company"), United States Steel Financing Corp. ("USS Financing", and together with the Company, the "Issuers"), USX Corporation (the "Guarantor") and The Bank of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                           (the "Owner") owns and proposes to exchange the
          ----------------
Note[s] or interest in such Note[s] specified herein, in the principal amount of
$         in such Note[s] or interests (the "Exchange"). In connection with the
 --------
Exchange, the Owner hereby certifies that:

1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

          (a) [ ] Check if Exchange is from beneficial interest in a Restricted
                  -------------------------------------------------------------
Global Note to beneficial interest in an Unrestricted Global Note. In connection
-----------------------------------------------------------------
with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

          (b) [ ] Check if Exchange is from beneficial interest in a Restricted
                  -------------------------------------------------------------
Global Note to Unrestricted Definitive Note. In connection with the Exchange of
-------------------------------------------
the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the

Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

          (c) [ ] Check if Exchange is from Restricted Definitive Note to
                  -------------------------------------------------------
beneficial interest in an Unrestricted Global Note. In connection with the
--------------------------------------------------
Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

          (d) [ ] Check if Exchange is from Restricted Definitive Note to
                  -------------------------------------------------------
Unrestricted Definitive Note. In connection with the Owner's Exchange of a
----------------------------
Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

          (a) [ ] Check if Exchange is from beneficial interest in a Restricted
                  -------------------------------------------------------------
Global Note to Restricted Definitive Note. In connection with the Exchange of
-----------------------------------------
the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

          (b) [ ] Check if Exchange is from Restricted Definitive Note to
                  -------------------------------------------------------
beneficial interest in a Restricted Global Note. In connection with the Exchange
-----------------------------------------------
of the Owner's Restricted Definitive Note for a beneficial interest in the [CHECK ONE] 144A Global Note, Regulation S Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

          This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                                     ---------------------
                                                     [Insert Name of Owner]


                                                     By:
                                                         -----------------------
                                                     Name:
                                                     Title:

Dated:
      -------, ---